EXHIBIT 4.7

                                                             CLIFFORD CHANCE LLP


CLIFFORD
CHANCE





                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED
                                as Issuing Entity

                             BARCLAYCARD FUNDING PLC
                              as MTN Issuing Entity

             THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH
                                 as Note Trustee

             THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH
                      as Principal Paying Agent, Custodian,
                          Agent Bank and Exchange Agent

                              THE BANK OF NEW YORK
                       as Registrar and U.S. Paying Agent

                                BARCLAYS BANK PLC
              as Swap Counterparty, Issuing Entity Account Bank and
                      Issuing Entity Bank Account Operator
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                                 ISSUING ENTITY
                           MASTER FRAMEWORK AGREEMENT
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                                                 CONTENTS
CLAUSE                                                                      PAGE
1.   Interpretation............................................................2
2.   Common Terms..............................................................2
3.   Governing Law.............................................................2
4.   Delivery..................................................................2

SCHEDULE 1    MASTER DEFINITIONS SCHEDULE......................................3

SCHEDULE 2    COMMON TERMS....................................................33
     Part A General Legal Provisions..........................................33
     Part B Payment Provisions................................................43
     Part C Governing Law Provisions..........................................47

SCHEDULE 3    NOTICE DETAILS..................................................48

SCHEDULE 4    ISSUING ENTITY'S REPRESENTATIONS AND WARRANTIES.................50
     Part A Corporate Representations And Warranties..........................50
     Part B Document Representations And Warranties...........................51

SCHEDULE 5    ISSUING ENTITY COVENANTS........................................53








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THIS ISSUING ENTITY MASTER FRAMEWORK AGREEMENT is made on [o]

BETWEEN:

(1) GRACECHURCH CARD PROGRAMME FUNDING LIMITED, a public limited liability company incorporated in Jersey, Channel Islands with company number 98638, whose registered office is located at 26 New Street, St. Helier, Jersey (the "ISSUING ENTITY");

(2) BARCLAYCARD FUNDING PLC, a public limited liability company incorporated in England with company number 2530163, whose registered office is located at 1 Churchill Place, London E14 5HP (the "MTN ISSUING ENTITY");

(3) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH, as note trustee (the "NOTE TRUSTEE", which expression shall include such company and all other Persons for the time being acting as trustee or trustees under the Note Trust Deed);

(4) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH, as principal paying agent (the "PRINCIPAL PAYING AGENT"), custodian (the "CUSTODIAN"), agent bank (the "AGENT BANK") and exchange agent (the "EXCHANGE AGENT");

(5) THE BANK OF NEW YORK, a US national banking association acting through its New York office at 21st Floor West, 101 Barclay Street, New York, NY 10286, United State as registrar (the "REGISTRAR") and U.S. paying agent (the "U.S. PAYING AGENT"); and

(6) BARCLAYS BANK PLC, a public limited liability company incorporated in England with company number 1026167, whose registered office is located at 1 Churchill Place, London E14 5HP as swap counterparty ("SWAP COUNTERPARTY"), account bank (the "ISSUING ENTITY ACCOUNT BANK") and bank account operator (the "ISSUING ENTITY BANK ACCOUNT OPERATOR").

INTRODUCTION:

(A) The MTN Issuing Entity has agreed to issue and the Issuing Entity has agreed to subscribe for Medium Term Note Certificates.

(B) In order to finance its subscription of each Medium Term Note Certificate, the Issuing Entity will issue Notes of a particular Series and will use the net proceeds of the issue to pay the MTN Issuing Entity.

(C) The Transaction Parties have agreed to enter into the Documents pursuant to which the Master Definitions Schedule, Common Terms, representations and warranties, covenants and other provisions set out in this Agreement may apply and be incorporated into all or some of the Documents, as set out in each of such Documents.

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THE PARTIES AGREE as follows:

1.      INTERPRETATION

        Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement shall have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 (Master Definitions Schedule) of this Agreement.

2.      COMMON TERMS

2.1 The Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement.

2.2 Paragraph 1 (Further Assurance) of the Common Terms applies to this Agreement as if the Issuing Entity were the Obligor (as defined therein) and the Note Trustee were the Obligee (as defined therein).

3.      GOVERNING LAW

        This Agreement and all matters arising from or connected with it shall be governed by English law in accordance with paragraph 25 (Governing law) of the Common Terms. Paragraph 26 (Jurisdiction) of the Common Terms applies to this Agreement.

4.      DELIVERY

        This Issuing Entity Master Framework Agreement is delivered as a deed on the date written at the start of this Issuing Entity Master Framework Agreement.


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                                  SCHEDULE 1

                           MASTER DEFINITIONS SCHEDULE

1.      DEFINITIONS

        Except where the context otherwise requires, the following defined terms used in the Documents have the meanings set out below (as the same may be amended and supplemented from time to time):

        "24 HOURS" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid;

        "48 HOURS" means 2 consecutive periods of 24 hours;

        "ADDITIONAL BUSINESS CENTRE(S)" means the city (or cities) specified as such in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms;

        "ADDITIONAL INTEREST" has the meaning given to it in Condition 6 (Interest);

        "AFFILIATE" means, with regard to any Person, any other Person controlling, controlled by or under common control with such Person;

        "AGENT BANK" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as agent bank and, where the context admits, any other Person for the time being acting as agent bank under the Paying Agency and Agent Bank Agreement;

        "AGENTS" means the Principal Paying Agent, the Registrar, the Agent Bank, the U.S. Paying Agent, the Custodian and the Exchange Agent;

        "ANCILLARY RIGHTS" means in relation to an Interest, all ancillary rights, accretions and supplements to such Interest, including any guarantees or indemnities in respect of such Interest;

        "APPOINTEE" means any delegate, agent, attorney, manager or nominee appointed by the Note Trustee pursuant to the provisions of the Security Documents;

        "AUDITORS" means in respect of the Issuing Entity, PricewaterhouseCoopers or such other reputable firm of accountants qualified to practice in England and Wales and Jersey, Channel Islands, as may be appointed by the Issuing Entity from time to time;

        "AUTHORISED DENOMINATION" means, with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes of a Series, the amount set forth in the relevant Note Trust Deed Supplement with respect to such Series;

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        "AUTHORISED HOLDING" has the meaning given to it in paragraph 1 of
        Schedule 1 (Regulations Concerning Transfers and Registration of Notes) to the Paying Agency and Agent Bank Agreement;

        "AUTHORISED SIGNATORY" means any Director or any other Person or Persons who are duly authorised and in respect of whom a certificate has been provided signed by a Director or another Authorised Signatory setting out the name and signature of such Person and confirming such Person's authority to act;

        "BASE PROSPECTUSES" means the Non-SEC Registered Base Prospectus and the SEC Registered Prospectus;

        "BASIC TERMS MODIFICATION" means any change:

        (a) to any date fixed for payment of principal or interest in respect of the Notes of any Class or Sub-Class;

        (b) to reduce the amount of principal or interest payable on any date in respect of the Notes of any Class or Sub-Class;

        (c) to alter the method of calculating the amount of any payment in respect of the Notes of any Class or Sub-Class or the date for any such payment;

        (d)     (except in accordance with the Conditions and the Note Trust
                Deed) to effect the exchange, conversion or substitution of the Notes of any Class or Sub-Class for, or the conversion of such Notes into, share, bonds or other obligations or securities of the Issuing Entity or any other person or body corporate formed or to be formed;

        (e) to alter the priority of payment of interest or principal in respect of the Notes of any Class or Sub-Class;

        (f) to the currency of any payment under the Notes of any Class of Sub-Class;

        (g) to alter the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution; or

        (h)     to amend this definition;

        "BENEFIT" in respect of any Interest held, assigned, conveyed, transferred, charged, sold or disposed of by any Person shall be construed so as to include:

        (a) all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such Person in, to, under and in respect of such Interest and all Ancillary Rights in respect of such Interest;

        (b) all moneys and proceeds payable or to become payable under, in respect of, or pursuant to such Interest or its Ancillary Rights and the right to receive payment of such moneys and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be

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                credited to such bank account together with all interest
                accruing from time to time on such money and the debts represented by such bank account;

        (c) the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such Person contained in or relating to such Interest or its Ancillary Rights;

        (d) the benefit of all powers of and remedies for enforcing or protecting such Person's right, title, interest and benefit in, to, under and in respect of such Interest or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Interest or its Ancillary Rights; and

        (e) all items expressed to be held on trust for such Person under or comprised in any such Interest or its Ancillary Rights, all rights to deliver notices and/or take such steps as are required to cause payment to become due and payable in respect of such Interest and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Interest and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach;

        "BLOCK VOTING INSTRUCTION" means, in relation to any Meeting, a document in the English language issued by the Registrar:

        (a)     certifying:

                (i) that certain specified Notes (each a "BLOCKED NOTE") have been blocked in an account with a Clearing System and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

                (ii) that each registered holder of certain specified Notes (each a "RELEVANT NOTE") or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

                in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

        (b) listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

        (c) authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

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        "BREACH OF DUTY" means in relation to any Person other than the Note
        Trustee, a wilful default, fraud, illegal dealing, negligence or breach of any agreement or trust by such Person, and in relation to the Note Trustee any negligence, wilful default or fraud as specified in Clause
        14.6 (Note Trustee's liability) of the Note Trust Deed;

        "BUSINESS DAY" means in relation to any sum payable in any currency, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England; Jersey, Channel Islands; New York, United States; the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

        "BUSINESS DAY CONVENTION" in relation to any particular date has the meaning given in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms and, if so specified in such Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

        (a) "FOLLOWING BUSINESS DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a Business Day;

        (b) "MODIFIED FOLLOWING BUSINESS DAY CONVENTION" or "MODIFIED BUSINESS DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

        (c) "PRECEDING BUSINESS DAY CONVENTION" means that the relevant date shall be brought forward to the first preceding day that is a Business Day; and

        (d) "NO ADJUSTMENT" means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

        "CALCULATION AGENT" means the Agent Bank or such other Person specified in the relevant Non-SEC Registered Prospectus Supplement/Final Terms or SEC Registered Prospectus Supplement/Final Terms as the party responsible for calculating the Rate of Interest and Interest Amount and/or such other amounts as may be specified in such Non-SEC Registered Prospectus Supplement/Final Terms or SEC Registered Prospectus Supplement/Final Terms, including any successor thereto;

        "CARDHOLDER" or "CARDHOLDERS" means with respect to any credit card account held with the Transferor, the Person or Persons obliged directly or indirectly to make payments in respect of Receivables generated on such credit card account;

        "CCA" means the Consumer Credit Act 1974;

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        "CHAIRMAN" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman) of Schedule 12 (Provisions Relating to Meetings of Noteholders) to the Note Trust Deed;

        "CLASS" means each or any of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes of any particular Series, as the context requires;

        "CLASS A NOTEHOLDER" means a Person in whose name a Class A Note is registered in the Register (or in the case of joint holders, the first named thereof) and "CLASS A NOTEHOLDERS" means all of them;

        "CLASS A NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms comprising the Class A Notes and any Sub-Class thereof of the Issuing Entity constituted by the relevant Note Trust Deed Supplement, to be represented by a Global Note Certificate, Global Note Certificates, Individual Note Certificate or Individual Note Certificates;

        "CLASS B NOTEHOLDER" means a Person in whose name a Class B Note is registered in the Register (or in the case of joint holders, the first named thereof) and "CLASS B NOTEHOLDERS" means all of them;

        "CLASS B NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms comprising the Class B Notes and any Sub-Class thereof of the Issuing Entity constituted by the relevant Note Trust Deed Supplement, to be represented by a Global Note Certificate, Global Note Certificates, Individual Note Certificate or Individual Note Certificates;

        "CLASS C NOTEHOLDER" means a Person in whose name a Class C Note is registered in the Register (or in the case of joint holders, the first named thereof) and "CLASS C NOTEHOLDERS" means all of them;

        "CLASS C NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms comprising the Class C Notes and any Sub-Class thereof of the Issuing Entity constituted by the relevant Note Trust Deed Supplement, to be represented by a Global Note Certificate, Global Note Certificates, Individual Note Certificate or Individual Note Certificates;

        "CLASS D NOTEHOLDER" means a Person in whose name a Class D Note is registered in the Register (or in the case of joint holders, the first named thereof) and "CLASS D NOTEHOLDERS" means all of them;

        "CLASS D NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Non-SEC Registered Prospectus Supplement/Final

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        Terms and, if applicable, SEC Registered Prospectus Supplement/Final
        Terms comprising the Class D Notes and any Sub-Class thereof of the Issuing Entity constituted by the relevant Note Trust Deed Supplement, to be represented by a Global Note Certificate, Global Note Certificates, Individual Note Certificate or Individual Note Certificates;

        "CLEARING SYSTEMS" means DTC, Euroclear and Clearstream and "CLEARING SYSTEM" means any one of them;

        "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg;

        "COMMON TERMS" means the provisions set out in Schedule 2 (Common Terms) and Schedule 3 (Notice Details) of this Issuing Entity Master Framework Agreement;

        "CONDITIONS" means, in relation to the Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of such Series, in the form set out in Schedule 1 (Terms and Conditions of the Notes) to the Note Trust Deed or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuing Entity, the Principal Paying Agent, the Note Trustee and the Relevant Series Dealer(s), as any of the same may from time to time be modified in accordance with the Note Trust Deed and the relevant Note Trust Deed Supplement and any reference to a particular "CONDITION" shall be construed, in relation to the Notes of such Series, accordingly;

        "CONTRACTUAL CURRENCY" means, in relation to any payment obligations of any Notes, the currency in which that payment obligation is expressed and, in relation to Clause 15.1 (Remuneration) of the Note Trust Deed, Sterling or such other currency as may be agreed between the Issuing Entity and the Note Trustee from time to time;

        "CREDIT CARD GUIDELINES" means the Transferor's usual policies, procedures and practices relating to the operation of its credit card business including, without limitation, the usual policies, procedures and practices for dealing with matters relating to the obligations and liabilities of the Transferor with regards to the CCA, for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies, procedures and practices may be amended or varied from time to time;

        "CUSTODIAN" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as custodian and, where the context admits, any other Person for the time being acting as custodian under the Paying Agency and Agent Bank Agreement;

        "DAY COUNT FRACTION" means, in respect of the calculation of an amount for any period of time for the specified currency (the "CALCULATION PERIOD"), such day count fraction as may be specified in the Conditions or the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms;

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        "DEFERRED INTEREST" has the meaning given to it in Condition 6
        (Interest);

        "DELEGATE" means a Person resident in the United Kingdom for United Kingdom tax purposes (including, but not limited to, the Issuing Entity Bank Account Operator or any of its Authorised Signatories) appointed by the Issuing Entity and notified in writing by the Issuing Entity to the Issuing Entity Account Bank and the Note Trustee (who shall not be liable for the selection or appointment of such person), and who agrees to be bound by the Relevant Documents and is authorised to give revocable instructions to the Issuing Entity Account Bank with respect to crediting to or debiting of moneys from that account;

        "DIRECTOR" means any director or alternate director of the Issuing Entity from time to time;

        "DISPUTE" means a dispute arising out of or in connection with any Document (including a dispute regarding the existence, validity or termination of any Document or the consequences of its nullity);

        "DISTRIBUTION DATE" means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms, and where the relevant Distribution Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

        "DOCUMENTS" means this Issuing Entity Master Framework Agreement, each Security Document, the Paying Agency and Agent Bank Agreement, the Issuing Entity Account Bank Agreement, the Issuing Entity Bank Account Operating Agreement, the Medium Term Note Certificates, the Security Trust Deed and MTN Cash Management Agreement, each MTN Supplement, each relevant Swap Agreement, each Issuing Entity Expenses Loan Agreement (if applicable) and the Issuing Entity Corporate Services Agreement;

        "DOLLAR NOTES" means Notes denominated in U.S. dollars;

        "DTC" means The Depository Trust Company;

        "DTC CUSTODIAN" means The Bank of New York, London Branch;

        "DTC GLOBAL NOTE CERTIFICATE" means a Global Note Certificate representing Notes that are cleared through DTC and that bears the legends required by DTC;

        "ELECTRONIC MEANS" means, in respect of transfers of Sterling amounts, by way of CHAPS or such other system(s) as may replace it, in respect of transfers of U.S. dollar amounts, by way of SWIFT or such other system(s) as may replace it or, in respect of any transfers, any other electronic messaging or transfer system as may be agreed in writing between the parties hereto;

        "ENCUMBRANCE" means:

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        (a)     a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person;

        (b) any arrangement under which money or claims to money, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any Person; or

        (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect;

        "ENFORCEMENT NOTICE" means a notice delivered by the Note Trustee to the Issuing Entity in accordance with the Conditions declaring that the Notes of a particular Series or, as the case may be, of all Series are immediately due and payable;

        "EURO NOTES" means Notes denominated in Euro;

        "EUROCLEAR" means Euroclear Bank S.A./N.V. as operator of the Euroclear system;

        "EUROPEAN GLOBAL NOTE CERTIFICATE" means a Global Note Certificate representing Notes that are cleared through Euroclear and/or Clearstream and that does not bear the legends required by DTC;

        "EVENT OF DEFAULT" means any of the events specified in Condition 10 (Events of Default);

        "EXCESS SWAP COLLATERAL" means an amount equal to the value of the collateral (or the applicable part of any collateral) provided by the Swap Counterparty to the Issuing Entity in respect of the Swap Counterparty's obligations to transfer collateral to the Issuing Entity under the relevant Swap Agreement (as a result of the ratings downgrade provisions in that Swap Agreement), which is in excess of the Swap Counterparty's liability to the Issuing Entity under the relevant Swap Agreement, or which the Swap Counterparty is otherwise entitled to have returned to it under the relevant Swap Agreement;

        "EXCHANGE ACT" means the United States Securities and Exchange Act of 1934, as amended;

        "EXCHANGE AGENT" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as exchange agent and, where the context admits, any other Person for the time being acting as exchange agent under the Paying Agency and Agent Bank Agreement;

        "EXPENSES LENDER" means, in respect of an Issuing Entity Expenses Loan Agreement, the lender under such Issuing Entity Expenses Loan Agreement;

        "EXTRAORDINARY RESOLUTION" means a resolution passed at a Meeting duly convened and held in accordance with Schedule 14 (Provisions Relating to Meetings of

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        Noteholders) to the Note Trust Deed by a majority of not less than three quarters of the votes cast;

        "FINAL DISCHARGE DATE" means the date on which the Note Trustee is satisfied that all the Secured Obligations and/or all other moneys and other liabilities due or owing by the Issuing Entity have been paid or discharged in full;

        "FINAL REDEMPTION DATE" means, in relation to the Notes of a Series, the date specified as such in, or determined in accordance with the provisions of, the relevant Note Trust Deed Supplement and the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms, and where the Final Redemption Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

        "FITCH" means Fitch Ratings Ltd;

        "FLOATING RATE NOTE" means a Note on which interest is calculated at a floating rate as specified in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms;

        "FORM OF PROXY" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

        "GLOBAL NOTE CERTIFICATES" means the SEC Registered Global Note Certificates, the Rule 144A Global Note Certificates and the Regulation S Global Note Certificates or any of them;

        "GOVERNMENTAL AUTHORITY" shall mean any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

        "HOLDER" means the registered owner of a Note and the words "HOLDERS" and related expressions shall (where appropriate) be construed accordingly;

        "INDEPENDENT CERTIFICATES" means the certificates required under
        Section 314(c) and 314(d) of the TIA;

        "INDIVIDUAL NOTE CERTIFICATES" means the SEC Registered Individual Note Certificates, the Rule 144A Individual Note Certificates and the Regulation S Individual Note Certificates or any of them;

        "INSOLVENCY ACT" means the Insolvency Act 1986;

        "INSOLVENCY EVENT" in respect of a company means:

        (a)     such company becomes unable to pay its debts as they fall due;
                or

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        (b)     the value of the assets of such company determined on a fair accounting basis falls to less than the amount of its liabilities; or

        (c) such company otherwise becomes insolvent in accordance with applicable law; or

        (d) the initiation of or consent to Insolvency Proceedings by such company or any other Person or the presentation of a petition for the making of an administration order (other than in the case of the Issuing Entity) and, in the opinion of the Note Trustee, such proceedings are not being disputed in good faith with a reasonable prospect of success; or

        (e) the making of an administration order in relation to such company; or

        (f) an encumbrancer (excluding, in relation to the Issuing Entity, the Note Trustee or any Receiver) taking possession of the whole or any substantial part of the undertaking or assets of such company; or

        (g) any distress, execution, attachment or other process being levied or enforced or imposed upon or against the whole or (in the opinion of the Note Trustee) any substantial part of the undertaking or assets of such company (excluding, in relation to the Issuing Entity, by the Note Trustee or any Receiver) and such order, appointment, possession or process (as the case may be) not being discharged or otherwise ceasing to apply within 30 days; or

        (h) the making of an arrangement, composition, reorganisation with or conveyance to or assignment for the creditors of such company generally or the making of an application to a court of competent jurisdiction for protection from the creditors of such company generally; or

        (i) the passing by such company of an effective resolution or the making of an order by a court of competent jurisdiction for the winding up or dissolution of such company (except, in the case of the Issuing Entity, a winding up for the purpose of a merger, reorganisation or amalgamation the terms of which have previously been approved either in writing by the Note Trustee or by an Extraordinary Resolution); or

        (j) the appointment of an Insolvency Official in relation to such company or in relation to the whole or in the opinion of the Note Trustee any substantial part of the undertaking or assets of such company (excluding, in relation to the Issuing Entity, a Receiver);

        "INSOLVENCY OFFICIAL" means, in connection with any Insolvency Proceedings, in relation to a company a liquidator, provisional liquidator, administrator, administrative receiver, receiver or manager, nominee, supervisor, trustee, conservator, guardian or other similar official in respect of such company or in respect of all (or substantially all) of the company's assets or in respect of any arrangement or composition with creditors (excluding, for the avoidance of doubt, any Receiver appointed by the Note Trustee);

        "INSOLVENCY PROCEEDINGS" means, in respect of a company, the winding-up, dissolution or administration of such company or any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or of any jurisdiction in which such company carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

        "INTEREST" means any asset, agreement, bank account, property or right;

        "INTEREST AMOUNT" has the meaning given to it in Condition 6
        (Interest);

        "INTEREST PAYMENT DATE" has the meaning given to it in Condition 6 (Interest);

        "INTEREST PERIOD" has the meaning given to it in Condition 6
        (Interest);

        "ISSUE DATE" means, in relation to the Notes of any Series, the date of issue of such Notes pursuant to the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms and the relevant Note Trust Deed Supplement;

        "ISSUING ENTITY" means Gracechurch Card Programme Funding Limited, a public limited liability company incorporated in Jersey, Channel Islands with company number 98638, whose registered office is located at 26 New Street, St. Helier, Jersey;

        "ISSUING ENTITY ACCOUNT BANK" means Barclays Bank PLC, a public limited liability company incorporated in England with company number 1026167, whose registered office is located at 1 Churchill Place, London E14 5HP as account bank under the Issuing Entity Account Bank Agreement;

        "ISSUING ENTITY ACCOUNT BANK AGREEMENT" means the account bank agreement, dated on or about the date hereof, between the Issuing Entity, the Issuing Entity Account Bank and the Note Trustee;

        "ISSUING ENTITY BANK ACCOUNT OPERATING AGREEMENT" means the bank account operating agreement, dated on or about the date hereof, between the Issuing Entity and the Issuing Entity Bank Account Operator;

        "ISSUING ENTITY BANK ACCOUNT OPERATOR" means Barclays Bank PLC, a public limited liability company incorporated in England with company number 1026167, whose registered office is located at 1 Churchill Place, London E14 5HP as bank account operator under the Issuing Entity Bank Account Operating Agreement;

        "ISSUING ENTITY BANK ACCOUNTS" means the Issuing Entity Distribution Account and any other account which may be opened by the Issuing Entity from time to time;

        "ISSUING ENTITY CORPORATE SERVICES AGREEMENT" means the corporate services agreement, dated on or about the date hereof, between Bedell Trust Company Limited, the Issuing Entity and Barclays Bank PLC;

        "ISSUING ENTITY COVENANTS" means the covenants of the Issuing Entity set out in Schedule 5 (Issuing Entity Covenants) of this Issuing Entity Master Framework Agreement;

        "ISSUING ENTITY DISTRIBUTION ACCOUNT" means the relevant Series Issuing Entity Distribution Account;

        "ISSUING ENTITY EXPENSES LOAN AGREEMENT" means an expenses loan agreement relating to a Series, dated on or about the relevant Issue Date, between the Issuing Entity, an Expenses Lender and the Note Trustee;

        "ISSUING ENTITY WARRANTIES" means the representations and warranties of the Issuing Entity set out in Schedule 4 (Issuing Entity's Representations and Warranties) of this Issuing Entity Master Framework Agreement;

        "ISSUING ENTITY'S JURISDICTION" means Jersey, Channel Islands;

        "JERSEY SECURITY INTERESTS LAW" means the Security Interests (Jersey) Law 1983;

        "LEDGER" means in respect of each Series, any of the ledgers regarding amounts debited from and credited to the relevant Series Issuing Entity Distribution Account of such Series and any sub-ledgers and further sub-ledgers thereof relating to any Class or Sub-Class;

        "LIABILITIES" means, in respect of any Person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgements, actions, proceedings or other liabilities whatsoever including reasonable legal fees and penalties incurred by that Person and the expression "LIABILITY" shall be construed accordingly;

        "MANDATE" means the resolutions, instructions and signature authorities relating to the Issuing Entity Distribution Account in the form of the document set out in Schedule 1 (Mandate - Series Issuing Entity Distribution Account) to the Issuing Entity Account Bank Agreement as it may be amended from time to time with the prior written consent of the Note Trustee;

        "MASTER DEFINITIONS SCHEDULE" means Schedule 1 (Master Definitions Schedule) to this Issuing Entity Master Framework Agreement;

        "MEDIUM TERM NOTE CERTIFICATE" means any medium term note certificate to be issued by the MTN Issuing Entity pursuant to the Security Trust Deed and MTN Cash Management Agreement and any MTN Supplement;

        "MEDIUM TERM NOTE CERTIFICATE EVENT OF DEFAULT" has the meaning given to the term "Event of Default" in condition 9 of the Medium Term Note Certificate;

        "MEETING" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

        "MINIMUM LONG-TERM RATING" means, in respect of any Person, such Person's long term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody's, "A2", in the case of S&P, "A+", and, in the case of Fitch Ratings, "A";

        "MINIMUM SHORT-TERM RATING" means, in respect of any Person, such Person's short term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody's, "P-1", in the case of S&P, "A-1", and, in the case of Fitch Ratings, "F-1";

        "MOODY'S" means Moody's Investor Services Inc.;

        "MOST SENIOR CLASS" means, the Class A Notes whilst they remain outstanding and thereafter the Class B Notes whilst they remain outstanding and thereafter the Class C Notes whilst they remain outstanding and thereafter Class D Notes whilst they remain outstanding. In the event that any proposed action or inaction affects a particular Sub-Class of Notes, this term shall mean the Sub-Class of Notes with the greatest Principal Amount Outstanding of the Most Senior Class of Notes;

        "MTN ISSUING ENTITY" means Barclaycard Funding PLC, a public limited liability company incorporated in England with company number 2530163, whose registered office is located at 1 Churchill Place, London E14 5HP;

        "MTN ISSUING ENTITY JERSEY SECURITY INTEREST" means each security interest created by the MTN Issuing Entity in accordance with the Jersey Security Interests Law pursuant to the relevant MTN Supplement or in the Security Trust Deed and MTN Cash Management Agreement, as the case may be;

        "MTN SUPPLEMENT" means, in relation to any Series, a trust deed supplemental to the Security Trust Deed and MTN Cash Management Agreement constituting the Medium Term Note Certificate of such Series;

        "NON-SEC REGISTERED BASE PROSPECTUS" means the base prospectus dated [o] 2008 prepared in connection with the Programme, as revised, supplemented and/or amended from time to time by the Issuing Entity including any documents which are from time to time incorporated in the Non-SEC Registered Base Prospectus by reference except that in relation to each Series, only the applicable Non-SEC Registered Prospectus Supplement/Final Terms shall be deemed to be included in the Non-SEC Registered Base Prospectus;

        "NON-SEC REGISTERED NOTES" means the Rule 144A Notes and the Regulation S Notes;

        "NON-SEC REGISTERED PROSPECTUS SUPPLEMENT/FINAL TERMS" means, in relation to the Notes of each Series, the prospectus supplement/final terms (or prospectus supplements/final terms), which will be substantially in the form set out in the Non-SEC Registered Base Prospectus, containing, among other things, the pricing information in relation to such Notes, submitted or to be submitted to the UKLA;

        "NON-SEC REGISTERED SERIES SUBSCRIPTION AGREEMENT" means an agreement in writing between the Issuing Entity and the relevant Series Dealer(s) for the issue by the Issuing Entity and the subscription by such Series Dealer(s) (or on such other basis as may be agreed between the Issuing Entity and the Series Dealer(s) at the relevant time) of any Non-SEC Registered Notes and shall include, without limitation, any agreement in the form or based on the form set out in Schedule 4 (Pro Forma Non-SEC Registered Series Subscription Agreement) to the Programme Dealer Agreement;

        "NOTE CERTIFICATE" means any Global Note Certificates or Individual Note Certificates and includes any replacement Note Certificate issued pursuant to Condition 12 (Replacement of Note Certificates);

        "NOTE TRUST DEED" means the note trust deed, dated on or about the date hereof, between the Issuing Entity and the Note Trustee and, where the context admits, includes the relevant Note Trust Deed Supplement;

        "NOTE TRUST DEED SUPPLEMENT" means, in relation to any Series, the supplement to the Note Trust Deed constituting the Notes of such Series, dated on or about the relevant Issue Date, between the Issuing Entity and the Note Trustee;

        "NOTE TRUSTEE" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as note trustee and all other Persons for the time being acting as trustee or trustees under the Note Trust Deed;

        "NOTEHOLDERS" means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders;

        "NOTES" means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

        "NOTICE" means any notice delivered under or in connection with any Document;

        "OBLIGATIONS" means all the legal obligations of the Issuing Entity created by or arising under the Notes and the Documents;

        "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate signed by any director or equivalent officer of such person. Each such certificate shall include the statements provided for in Clause 17 (Certificates and Opinions) of the Note Trust Deed;

        "OFFICIAL LIST" means the official list, admission to which is regulated by the listing rules made by the UKLA under Part VI of the Financial Services and Markets Act 2000;

        "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who shall be acceptable to the Note Trustee and who may be counsel to the Issuing Entity or to an Affiliate of the Issuing Entity or to such other party as the Note Trustee may from time to time agree. Each such opinion shall include the statements provided for in

        Clause 17 (Certificates and Opinions) of the Note Trust Deed if and to the extent required by the provisions thereof;

        "OPINIONS" means the legal opinions relating to the establishment of the Programme of Clifford Chance LLP and Bedell Cristin dated on or about the date hereof;

        "PAYING AGENCY AND AGENT BANK AGREEMENT" means the paying agency and agent bank agreement, dated on or about the date hereof, between, among others, the Issuing Entity, the Principal Paying Agent, the Registrar and the Note Trustee;

        "PAYING AGENTS" means the Principal Paying Agent and the paying agents named in the Paying Agency and Agent Bank Agreement together with any Successor or additional paying agents appointed from time to time in connection with the Notes under the Paying Agency and Agent Bank Agreement;

        "PAYING TRANSACTION PARTY" means any Transaction Party which is under an obligation created by a Document to make a payment to a Receiving Transaction Party;

        "PERMITTED ACTIVITIES" means the primary activities of the Issuing Entity to be carried out in England and Wales for the purposes of UK GAAP, which are:

        (a) issuing Notes from time to time, in accordance with the Base Prospectuses, the Prospectus Supplements/Final Terms, the Note Trust Deed and pursuant to the relevant Note Trust Deed Supplement;

        (b) purchasing Medium Term Note Certificates, in each case, in accordance with the Base Prospectuses, the Prospectus Supplements/Final Terms, the Security Trust Deed and MTN Cash Management Agreement and pursuant to the relevant MTN Supplement;

        (c) granting, from time to time, in accordance with the Note Trust Deed and pursuant to the relevant Note Trust Deed Supplement, the Security or additional security in favour of the relevant Secured Creditors;

        (d) in relation to a Class or Sub-Class of Notes of a Series, if specified in the relevant Note Trust Deed Supplement, entering into one or more Swap Agreements or other related agreements with a Swap Counterparty, under which the Issuing Entity will make payments to such Swap Counterparty and the Swap Counterparty will make payments to the Issuing Entity as specified in such Swap Agreement or other related agreement; and

        (e) engaging in other activities pursuant to the terms of the Note Trust Deed and any relevant Note Trust Deed Supplement that are necessary or incidental to accomplish these purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under UK GAAP as stated in existing accounting literature in respect thereof;

        "Permitted Investments" shall mean any one or more of the following:

        (a) demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution outside the United Kingdom PROVIDED THAT, in each case, at the time the deposit is made or the certificate or obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that institution (or, where the investment in question is guaranteed, of the guaranteeing institution) is A-1, F-1+ and P-1 or (if different) the then highest rating conferred in respect of such obligations by S&P, Fitch (if the institution is publicly rated by Fitch) and Moody's (respectively); or

        (b) short-term unsecured debt obligations (including commercial paper) issued by a body corporate outside the United Kingdom provided that the then current rating of the unsecured and unguaranteed debt obligations of that body corporate (or where the debt obligations in question are guaranteed, of the guaranteeing institution) is A-1, F-1+ and P-1, or (if different) the then highest rating conferred in respect of such obligations by S&P, Fitch (if the institution is publicly rated by Fitch) and Moody's (respectively);

        "PERSON" shall be construed as a reference to any person, individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental entity or other entity of similar nature (whether or not having separate legal personality);

        "POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Event of Default in each case as specified in Condition 10 (Events of Default);

        "PRINCIPAL AMOUNT OUTSTANDING" means, in relation to a Note on any date, the principal amount of that Note on the relevant Issue Date less the aggregate amount of all principal payments in respect of that note that have become due and payable by the Issuing Entity to the Noteholder concerned by virtue of the Issuing Entity having received funds in respect thereof from the MTN Issuing Entity (whether or not such principal payments have been paid to such Noteholder) prior to such date in accordance with the terms and conditions of the related Medium Term Note Certificate;

        "PRINCIPAL FINANCIAL CENTRE" means, in relation to Sterling, London, in relation to U.S. dollars, New York, and, in relation to any other currency, the principal financial centre of (in the case of Euro) such member state of the European Communities and (in the case of a currency other than Euro) such country as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

        "PRINCIPAL PAYING AGENT" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as principal paying agent and/or any other Person for the time being acting as principal paying agent under the Paying Agency and Agent Bank Agreement;

        "PROCEEDINGS" means any legal proceedings relating to a Dispute;

        "PROGRAMME" means the medium term note programme established by the Issuing Entity pursuant to which the Issuing Entity may issue from time to time a Series of Notes in accordance with the terms of the Note Trust Deed as supplemented by the relevant Note Trust Deed Supplement;

        "PROGRAMME DEALER AGREEMENT" means the programme dealer agreement, dated on or about the date hereof, between the Issuing Entity, Barclays Bank PLC, Barclays Capital Inc., the MTN Issuing Entity and Gracechurch Receivables Trustee Limited;

        "PROGRAMME LIMIT" means US$[o];

        "PROSPECTUS SUPPLEMENTS/FINAL TERMS" means, in relation to each Series, the Non-SEC Registered Prospectus Supplement/Final Terms (in respect of all Notes of such Series) and, if applicable, the SEC Registered Prospectus Supplement/Final Terms (in respect of the SEC Registered Notes (if any) of such Series);

        "PROVISIONS FOR MEETINGS OF NOTEHOLDERS" means the provisions contained in Schedule 14 (Provisions Relating to Meetings of Noteholders) of the Note Trust Deed;

        "PROXY" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

        (a) any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

        (b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

        "QUALIFYING INSTITUTION" means a bank which is rated at least the Minimum Short-Term Rating or the Minimum Long-Term Rating if no Minimum Short-Term Rating is available;

        "RATE OF INTEREST" has the meaning given to it in Condition 6
        (Interest);

        "RATING AGENCIES" means S&P and Moody's and, if stated in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms, Fitch;

        "RATING" means the rating of each class of Notes given by each of the Rating Agencies and "RATINGS" means all of such Ratings;

        "RECEIVABLES" means all amounts owing by a Cardholder to the Transferor under a credit card account from time to time;

        "RECEIVABLES SECURITISATION AGREEMENT" means the receivables securitisation agreement, as amended and restated on 7 July 2000, between Barclays Bank PLC and Gracechurch Receivables Trustee Limited;

        "RECEIVER" means a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Secured Property;

        "RECEIVING TRANSACTION PARTY" means, where one Transaction Party is required by a Document to make payment to another Transaction Party, the Transaction Party which is to receive such payment;

        "RECORD DATE" has the meaning given to it in Condition 8 (Payments);

        "REGISTER" means the register maintained by the Registrar in accordance with Clause 4.1 (Maintenance of the Register) of the Paying Agency and Agent Bank Agreement;

        "REGISTRAR" means The Bank Of New York, a New York banking corporation acting through its office at One Wall Street, New York, New York 10286, United States of America as registrar and, where the context admits, any other Person for the time being acting as registrar under the Paying Agency and Agent Bank Agreement;

        "REGULATION AB" means Regulation AB under the Exchange Act;

        "REGULATION S" means Regulation S under the Securities Act;

        "REGULATION S GLOBAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, an unrestricted global note certificate representing the Notes of such Class to be issued pursuant to Clause
        8.1 (Global Note Certificates) of the Note Trust Deed and any relevant Note Trust Deed Supplement in the form or substantially in the form set out in Schedule 12 (Form of Regulation S Global Note Certificate) thereto or in the relevant Note Trust Deed Supplement and not bearing the Rule 144A Legend;

        "REGULATION S INDIVIDUAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, a restricted individual note certificate representing a Noteholder's entire holding of Notes of such Class or Sub-Class of Notes in the form or substantially in the form set out in
        Schedule 13 (Form of Regulation S Individual Note Certificate) to the Note Trust Deed or in the relevant Note Trust Deed Supplement and not bearing the Rule 144A Legend;

        "REGULATION S NOTES" means Notes sold in an "offshore transaction" within the meaning of Regulation S;

        "REGULATIONS" means the regulations concerning the transfer and registration of Notes as the same may from time to time be promulgated by the Issuing Entity and approved by the Registrar and the Note Trustee (the initial such regulations being set out in Schedule 1 (Regulations Concerning Transfers and Registration of Notes) to the Paying Agency and Agent Bank Agreement);

        "REGULATORY DIRECTION" means, in relation to any Person, a direction or requirement of any Governmental Authority with whose directions or requirements such Person is accustomed to comply;

        "RELEVANT DOCUMENTS" means, in relation to the Documents and in respect of any Transaction Party, the Documents to which such Transaction Party is a party together with the Documents that contain provisions that otherwise bind or confer rights upon such Transaction Party;

        "RELEVANT FRACTION" means:

        (a) for all business other than voting on an Extraordinary Resolution, one tenth;

        (b) for voting on any Extraordinary Resolution other than one relating to a Basic Terms Modification, a clear majority; and

        (c) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, three quarters;

        PROVIDED, HOWEVER, THAT in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

        (i) for all business other than voting on an Extraordinary Resolution relating to a Basic Terms Modification, the fraction of the aggregate Principal Amount Outstanding of Notes represented or held by the Voters actually present at the Meeting; and

        (ii) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, one third;

        "REQUIREMENT OF LAW" in respect of any Person shall mean:

        (a)     any law, treaty, rule, requirement or regulation;

        (b)     a notice by or an order of any court having jurisdiction;

        (c) a mandatory requirement of any regulatory authority having jurisdiction; or

        (d)     a determination of an arbitrator or Governmental Authority,

        in each case applicable to or binding upon that Person or to which that Person is subject;

        "RESERVATIONS" means the reservations contained in the Opinions as to matters of law (and not fact) relating to the enforceability of obligations by virtue of (i) the nature of the remedies available in the relevant jurisdictions in which the relevant enforcement occurs (including the power to stay proceedings), (ii) the provisions of the Limitations Act 1980, (iii) any limitations resulting from applicable laws of bankruptcy, insolvency, reorganisation or other similar laws relating to or affecting the enforcement of creditors' rights generally and (iv) general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law;

        "RULE 144A GLOBAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, a restricted global note certificate representing the Notes of such Series to be issued pursuant to Clause 8.1 (Global Note Certificates) of the Note Trust Deed and any relevant Note Trust Deed Supplement in the form or substantially in the form set out in
        Schedule 10 (Form of Rule 144A Global Note Certificate) thereto or in the relevant Note Trust Deed Supplement and bearing the Rule 144A Legend;

        "RULE 144A INDIVIDUAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, a restricted individual note certificate representing a Noteholder's entire holding of Notes of such Class or Sub-Class of Notes in the form or substantially in the form set out in
        Schedule 11 (Form of Rule 144A Individual Note Certificate) to the Note Trust Deed or in the relevant Note Trust Deed Supplement and bearing the Rule 144A Legend;

        "RULE 144A LEGEND" means the transfer restriction legend relating to the Securities Act set out in the forms of Rule 144A Global Note Certificate and Rule 144A Individual Note Certificate;

        "RULE 144A NOTES" means Notes resold to qualified institutional buyers within the meaning of Rule 144A under the Securities Act;

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.;

        "SEC" means the United States Securities and Exchange Commission;

        "SEC REGISTERED GLOBAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, an SEC registered global note certificate representing the Notes of such Series to be issued pursuant to Clause
        8.1 (Global Note Certificates) of the Note Trust Deed and any relevant Note Trust Deed Supplement in the form or substantially in the form set out (in the case of Class A Notes) in Schedule 2 (Form of Class A SEC Registered Global Note Certificate) thereto, (in the case of Class B Notes) in Schedule 3 (Form of Class B SEC Registered Global Note Certificate) thereto, (in the case of Class C Notes) in Schedule 4 (Form of Class C SEC Registered Global Note Certificate) thereto, (in the case of Class D Notes) in Schedule 5 (Form of Class D SEC Registered Global Note Certificate) thereto or (in any case) in the relevant Note Trust Deed Supplement;

        "SEC REGISTERED INDIVIDUAL NOTE CERTIFICATES" means, in relation to any Class or Sub-Class of Notes, an SEC registered individual note certificate representing a Noteholder's entire holding of Notes of such Class or Sub-Class of Notes in the form or substantially in the form (in the case of Class A Notes) in Schedule 6 (Form of Class A SEC Registered Individual Note Certificate) to the Note Trust Deed, (in the case of Class B Notes) in Schedule 7 (Form of Class B SEC Registered Individual Note Certificate) to the Note Trust Deed, (in the case of Class C Notes) in Schedule 8

        (Form of Class C SEC Registered Individual Note Certificate) to the Note Trust Deed, (in the case of Class D Notes) in Schedule 9 (Form of Class D SEC Registered Individual Note Certificate) to the Note Trust Deed or (in any case) in the relevant Note Trust Deed Supplement;

        "SEC REGISTERED NOTES" means Notes other than Rule 144A Notes or Regulation S Notes;

        "SEC REGISTERED PROSPECTUS" means, with respect to any Series offered and sold in the United States pursuant to a registration statement under the Securities Act, the version of the Non-SEC Registered Base Prospectus filed with the SEC as part of that registration statement, including all material incorporated by reference in such prospectus under the Securities Act, together with the SEC Registered Prospectus Supplement/Final Terms relating to such Series;

        "SEC REGISTERED PROSPECTUS SUPPLEMENT/FINAL TERMS" means, in relation to the SEC Registered Notes of each Series (if any), the prospectus supplement/final terms, which will be substantially in the form set out in the Non-SEC Registered Base Prospectus, containing, among other things, the pricing information in relation to such SEC Registered Notes, to be filed or filed with the SEC;

        "SEC REGISTERED SERIES SUBSCRIPTION AGREEMENT" means an agreement in writing between the Issuing Entity and the Relevant Series Dealer(s) for the issue by the Issuing Entity and the subscription by such Series Dealer(s) (or on such other basis as may be agreed between the Issuing Entity and the Series Dealer(s) at the relevant time) of any SEC Registered Notes and shall include, without limitation, any agreement in the form or based on the form set out in Schedule 3 (Pro Forma SEC Registered Series Subscription Agreement) to the Programme Dealer Agreement or as may be agreed between the parties thereto;

        "SECURED CREDITORS" means, with respect to the Notes of each Series, the Note Trustee in its own capacity and as Note Trustee on behalf of those persons listed as entitled to payment in Condition 3 (Status, Security and Priority of Payments) of the Notes of such Series (as amended or supplemented if applicable by the Note Trust Deed Supplement relating to such Notes);

        "SECURED OBLIGATIONS" has the meaning given to it in Clause 3.2 (Payments to Secured Creditors) of the Note Trust Deed;

        "SECURED PROPERTY" means, in respect of the Notes of a Series, all the property of the Issuing Entity that is subject to the Security in relation to the Notes of such Series as more particularly described in the relevant Note Trust Deed Supplement;

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

        "SECURITY" means, in relation to any Series, the security created or intended to be created, or which may at any time be intended to be created, in favour of the Note Trustee by or pursuant to the Security Documents;

        "SECURITY DOCUMENTS" means, in relation to any Series, the Note Trust Deed (including the Conditions) and any deed or other document executed in accordance with the provisions of the Note Trust Deed and expressed to be supplemental to the Note Trust Deed including, without limitation, the relevant Note Trust Deed Supplement (including the Conditions);

        "SECURITY TRUST DEED AND MTN CASH MANAGEMENT AGREEMENT" means the security trust deed and MTN cash management agreement, dated 23 November 1999, between the MTN Issuing Entity, Gracechurch Receivables Trustee Limited, Barclays Bank PLC and The Bank of New York, London Branch;

        "SECURITY TRUSTEE" means The Bank Of New York, London Branch, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL as trustee pursuant to the Security Trust Deed and MTN Cash Management Agreement;

        "SERIES" means each issue of Notes that forms a single series and with the same terms and conditions issued in accordance with a Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, the related SEC Registered Prospectus Supplement/Final Terms (if any);

        "SERIES CUSTODY CASH ACCOUNT" means, in respect of each Series, the relevant cash custody account maintained by the Custodian;

        "SERIES CUSTODY SECURITIES ACCOUNT" means, in respect of each Series, the relevant securities custody account maintained by the Custodian;

        "SERIES DEALER" or "SERIES DEALER(S)" means:

        (a) in relation to any particular Series, the dealer or dealers with whom the Issuing Entity has agreed the issue and sale of Notes of such Series, Class or Sub-Class, including any new Series Dealer which the Issuing Entity may appoint as a Series Dealer in accordance with Clause 20 (Appointment of New Series Dealer(s)) of the Programme Dealer Agreement and at any time excluding any institution whose appointment has been terminated in accordance with Clause 19 (Termination of Appointment of Series Dealer(s)) of the Programme Dealer Agreement (unless otherwise reappointed in relation to a particular Series in accordance with Clause 20 (Appointment of New Series Dealer(s)) of the Programme Dealer Agreement); and

        (b)     in relation to all Series under the Programme:

                (i) Barclays Bank PLC acting through its investment banking division, Barclays Capital, (where such Series includes an issuance of Rule 144A Notes and/or Regulation S Notes); and

                (ii) Barclays Capital Inc. (where such Series includes an issuance of SEC Registered Notes), in each case PROVIDED THAT where any such institution has been appointed as a Series Dealer in relation to a particular Class or Sub-Class of Notes of a Series the expression "SERIES DEALER" or "SERIES DEALER(S)" shall only mean or include such institution in relation to such Class or Sub-Class and provided further that "RELEVANT SERIES DEALER(S)" means: (a) in relation to an issue of Rule 144A Notes, the Series Dealer(s) referred to as subscribing for the Rule 144A Notes in the relevant Non-SEC Registered Series Subscription Agreement; (b) in relation to an issue of Regulation S Notes, the Series Dealer(s) referred to as subscribing for the Regulation S Notes in the relevant Non-SEC Registered Series Subscription Agreement; and
        (c) in relation to an issue of SEC Registered Notes, the Series Dealer(s) referred to as subscribing for the SEC Registered Notes in the relevant SEC Registered Series Subscription Agreement;

        "SERIES ISSUING ENTITY DISTRIBUTION ACCOUNT" means, with respect to each Series, (together with any redesignation or sub-account thereof or any replacement therefor with any bank which is a Qualifying Institution), each account designated the "Gracechurch Card Programme Funding Limited - Series Issuing Entity Distribution Account" and designated with reference to the number of such Series or any account which replaces such account and held at any branch of the Issuing Entity Account Bank;

        "SPECIFIED CURRENCY AMOUNT" has the meaning given to it in Clause 11.1 (Determination of Specified Currency Amount) of the Paying Agency and Agent Bank Agreement;

        "SPECIFIED OFFICE" means, in relation to any Agent:

        (a)     the office specified against the name of the relevant Agent in
                Schedule 3 (Specified Offices of the Agents) to the Paying Agency and Agent Bank Agreement; or

        (b) such other office in the same city as such office as such Agent may specify by notice to the Issuing Entity, the Note Trustee and (in the case of a Paying Agent other than the Principal Paying Agent) the Principal Paying Agent;

        "SPV CRITERIA" means the criteria established from time to time by the Rating Agencies for a single purpose company in the Issuing Entity's Jurisdiction;

        "STERLING NOTES" means Notes denominated in Sterling;

        "STOCK EXCHANGE" means the London Stock Exchange plc or any other or further stock exchanges on which any notes may from time to time be listed;

        "SUB-CLASS" means, in relation to a Class of any Series, a sub-class of such Class, the Notes of which are (other than in relation to the currency in which they are denominated) identical in all respect to the other Notes comprising such Class;

        "SUB-CUSTODIAN" has the meaning given to it in Clause 10.7 (Appointment of Sub-Custodians) of the Paying Agency and Agent Bank Agreement;

        "SUBSTITUTED ISSUING ENTITY" has the meaning given to it in Clause 11.1 (Procedure) of the Note Trust Deed;

        "SUCCESSOR" means, in relation to the Paying Agents, the Calculation Agent, the Exchange Agent or the Custodian, such other or further Person as may from time to time be appointed pursuant to the Paying Agency and Agent Bank Agreement as a Paying Agent, Calculation Agent, Exchange Agent or Custodian;

        "SWAP AGREEMENT" means the relevant currency swap agreement or interest rate swap agreement in respect of a Class or Sub-Class of Notes (if any);

        "SWAP COUNTERPARTY" means Barclays Bank PLC, a public limited liability company incorporated in England with company number 1026167, whose registered office is located at 1 Churchill Place, London E14 5HP as swap counterparty under the Swap Agreements;

        "SWAP COUNTERPARTY SWAP EVENT OF DEFAULT" means either (i) an Event of Default (as defined in the relevant Swap Agreement) in respect of which the Swap Counterparty is the Defaulting Party (as defined in the relevant Swap Agreement) has occurred and is continuing, or (ii) a termination by the Issuing Entity of the Swap Agreement as a result of a failure to comply with the requirements set out in the Swap Agreement following a downgrade occurring with respect to the rating of the Swap Counterparty which failure is not cured by the Swap Counterparty, during the requisite cure period pursuant to the terms of the Swap Agreement;

        "TARGET SETTLEMENT DAY" means any day on which the TARGET System is open;

        "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System;

        "TAX" shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of any Tax Authority in the United Kingdom and/or (if different) in the Issuing Entity's Jurisdiction and/or the jurisdiction in which the Issuing Entity, any Paying Agent or the Principal Paying Agent is incorporated or any jurisdiction in which such agent makes payments under the Notes. "TAXES", "TAXATION", "TAXABLE" and comparable expressions shall be construed accordingly;

        "TAX AUTHORITY" means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including H.M. Revenue and Customs;

        "TAX DEDUCTION" means any deduction or withholding on account of Tax;

        "TIA" means the United States Trust Indenture Act of 1939, as amended;

        "TRANSACTION PARTY" means any Person who is a party to a Document;

        "TRANSACTIONS" means the transactions contemplated in the Documents;

        "TRANSFEROR" means Barclays Bank PLC as transferor under the Receivables Securitisation Agreement;

        "TREATY" means the Treaty establishing the European Communities, as amended by the Treaty on European Union;

        "UK GAAP" means the generally accepted accounting principals from time to time of England and Wales;

        "UKLA" means the UK Listing Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

        "U.S. PAYING AGENT" means The Bank Of New York, a New York banking corporation acting through its office at One Wall Street, New York, New York 10286, United States of America as U.S. paying agent;

        "VAT" means, and shall be construed as a reference to, value added tax as imposed by VATA and related legislation including any tax of a similar fiscal nature, whether imposed in the United Kingdom (instead of or in addition to VAT) or elsewhere from time to time;

        "VATA" means the Value Added Tax Act 1994;

        "VOTER" means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 4 (Record Date) of Schedule 14 (Provisions Relating to Meetings of Noteholders) to the Note Trust Deed) a Noteholder; PROVIDED, HOWEVER, THAT (subject to paragraph 4 (Record Date) of
        Schedule 14 (Provisions Relating to Meetings of Noteholders) to the Note Trust Deed) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "VOTER" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

        "WRITTEN RESOLUTION" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of
        Schedule 14 (Provisions Relating to Meetings of Noteholders) to the Note Trust Deed, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes.

2.      PRINCIPLES OF INTERPRETATION AND CONSTRUCTION

2.1     KNOWLEDGE

        2.1.1 References in any Document to the expressions "so far as the Issuing Entity is aware" or "to the best of the knowledge, information and belief of the Issuing Entity" or any similar expression in respect of any matter shall be deemed to mean the actual knowledge of senior officers of the Issuing Entity located at its principal place of business.

        2.1.2 References in any Document to the expressions "so far as the Note Trustee is aware" or "to the best of the knowledge, information and belief of the Note Trustee" or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of members of the relevant department with responsibility for administering the transactions contemplated in the Documents of the Note Trustee.

2.2     INTERPRETATION

        Any reference in the Documents to:

        a document being in an "AGREED FORM" means that the form of the document in question has been agreed between the proposed parties thereto and that a copy thereof has been signed for the purposes of identification by Clifford Chance LLP;

        "CONTINUING", in respect of an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms of the Conditions or, as the case may be, the relevant Document and, in respect of a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms of the Conditions or, as the case may be, the relevant Document;

        "EUROCLEAR", "CLEARSTREAM" and/or "DTC" shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Issuing Entity and the Note Trustee in relation to the Notes;

        "HOLDER" means the registered owner of a Note and the words "HOLDERS" and related expressions shall (where appropriate) be construed accordingly;

        "INCLUDING" shall be construed as a reference to "including without limitation", so that any list of items or matters appearing after the word "including" shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word "including";

        "INDEBTEDNESS" shall be construed so as to mean any indebtedness for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

        (a) amounts raised by acceptance under any acceptance credit facility;

        (b)     amounts raised under any note purchase facility;

        (c) the amount of any liability in respect of leases or hire purchase contracts which would in accordance with applicable law and the relevant generally accepted accounting principles, be treated as finance or capital leases;

        (d) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

        (e) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

        a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:

        (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

        and references to "MONTHS" shall be construed accordingly;

        "OUTSTANDING" means, in relation to the Notes, all the Notes other than:

        (a) those which have been redeemed in full in accordance with the Conditions;

        (b) those in respect of which the date for redemption, in accordance with the provisions of the Conditions, has occurred and for which the redemption moneys (including all interest accrued thereon to such date for redemption) have been duly paid to the Note Trustee or the Principal Paying Agent in the manner provided for in the Paying Agency and Agent Bank Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with the Condition 15 (Notices)) and remain available for payment in accordance with the Conditions;

        (c) those which have been redeemed and surrendered for cancellation as provided in Condition 7 (Redemption and Purchase) and notice of the cancellation of which has been given to the Note Trustee;

        (d)     those which have become void under the Conditions;

        (e) those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Note Certificates have been issued pursuant to Condition 12 (Replacement of Note Certificates); and

        (f) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Note Certificates have been issued pursuant to Condition 12 (Replacement of Note Certificates);

        PROVIDED THAT for each of the following purposes, namely:

        (i)     the right to attend and vote at any Meeting of Noteholders;

        (ii) the determination of how many and which Notes are for the time being outstanding for the purposes of Clause 10.1 (Waiver), Clause 10.2 (Modifications), Clause 12.3 (Legal proceedings), Clause 15.2 (Exchange rate indemnity) and Clause 16.2 (Appointment and removal of Note Trustees) of the Note Trust Deed and Condition 10 (Events of Default) and Condition 14 (Meetings of Noteholders, Modification and Waiver, Substitution and Addition and Enforcement) and the Provisions for Meetings of Noteholders; and

        (iii) any discretion, power or authority, whether contained in the Note Trust Deed or provided by law, which the Note Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them, those Notes (if any) which are for the time being held beneficially by or for the account of the Issuing Entity or any of its respective subsidiaries, Affiliates or holding companies or other subsidiaries or Affiliates of such holding companies shall (unless and until ceasing to be so held or, in the case of the Issuing Entity, cancelled) be deemed not to remain outstanding;

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        "PRINCIPAL" shall, where applicable, include premium;

        "REPAY", "REDEEM" and "PAY" shall each include both of the others and "REPAID", "REPAYABLE" and "REPAYMENT", "REDEEMED", "REDEEMABLE" and "REDEMPTION" and "PAID", "PAYABLE" and "PAYMENT" shall be construed accordingly;

        all references in this Issuing Entity Master Framework Agreement or in any Document placing an obligation upon the Note Trustee of "REASONABLENESS" or to be "REASONABLE" shall where such obligation is held by the Note Trustee be construed so that such obligation shall be determined solely by reference to the interests of the holders of the Most Senior Class of Notes outstanding as a Class;

        a reference to any "TRANSACTION PARTY" in this Agreement or in any Document or in the Conditions shall be construed so as to include its and any subsequent successors and transferees in accordance with their respective interests;

        a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act 1985 and a "SUBSIDIARY UNDERTAKING" or "PARENT UNDERTAKING" is to be construed in accordance with section 1162 of the Companies Act 2006;

        a "SUCCESSOR" of any party shall be construed so as to include an assignee or successor in title of such party and any Person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under the relevant Document or to which, under such laws, such rights and obligations have been transferred; and

        a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or Persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries.

2.3     CURRENCY SYMBOLS

        "(POUND)", "POUNDS STERLING" and "STERLING" denote the lawful currency of the United Kingdom, "(euro)", "EUR" or "EURO" denote the single currency introduced at the start of the third stage of EMU pursuant to the Treaty, "US$", "U.S. DOLLARS" and "DOLLARS" denote the lawful currency of the United States of America.

2.4     DOCUMENTS AND OTHER AGREEMENTS

        Any reference to this Issuing Entity Master Framework Agreement, any Document or any other agreement or document shall be construed as a reference to this Issuing Entity Master Framework Agreement, such Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.5     STATUTES AND TREATIES

        Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

2.6     HEADINGS

        Section, Part, Schedule, Appendix, Paragraph and Clause headings are for ease of reference only.

2.7     TIME

        Any reference in any Document to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.8     SCHEDULES

        Any Schedule of, or Appendix to, a Document forms part of such Document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such Document. Any reference to a Document shall include any such Schedule or Appendix.

2.9     SECTIONS

        Except as otherwise specified in a Document, reference in a Document to:

        2.9.1 "SECTION" shall be construed as a reference to a Section of such Document;

        2.9.2 "PART" shall be construed as a reference to a Part of such Document;

        2.9.3 "SCHEDULE" shall be construed as a reference to a Schedule of such Document;

        2.9.4 "APPENDIX" shall be construed as a reference to an Appendix of such Document;

        2.9.5 "CLAUSE" shall be construed as a reference to a Clause of a Part of such Document; and

        2.9.6 "PARAGRAPH" shall be construed as a reference to a Paragraph of a Schedule of such Document.

2.10    NUMBER

        In any Document, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

2.11    TIME OF THE ESSENCE

        Any date or period specified in any Document may be postponed or extended by mutual agreement between the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

2.12    ADDITIONAL AMOUNTS

        Principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any redemption amounts which may be payable under Condition 8 (Payments) and any premium;

2.13    RELEVANT CURRENCY

        "RELEVANT CURRENCY" shall be construed as a reference to the currency in which payments in respect of the Notes of the relevant Series are to be made as indicated in the relevant Non-SEC Registered Prospectus Supplement/Final Terms and, if applicable, SEC Registered Prospectus Supplement/Final Terms;

2.14    ENFORCEMENT OF RIGHTS

        An action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

2.15    TRUST CORPORATION

        A trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

2.16    THE CONDITIONS

        In the Note Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined therein shall have the same meaning in the Note Trust Deed.

                                   SCHEDULE 2
                                  COMMON TERMS

                                    PART A
                            GENERAL LEGAL PROVISIONS

1.      FURTHER ASSURANCE

        Each Transaction Party referred to as an "OBLIGOR" in any Document for the purposes of this paragraph shall (at such Transaction Party's cost) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by the Transaction Party referred to as an "OBLIGEE" in such Document for the purposes of this paragraph in order to implement and/or give effect to such Document and the Transactions.

2.      ENTIRE AGREEMENT

2.1     ENTIRE AGREEMENT

        The Documents and any document referred to in the Documents constitute the entire agreement and understanding between the Transaction Parties relating to the Transactions.

2.2     NO RELIANCE

        Each Transaction Party agrees that:

        2.2.1 it has not entered into any of the Documents in reliance upon any representation, warranty or undertaking of any other Transaction Party which is not expressly set out or referred to in one of the Documents; and

        2.2.2 except in respect of an express representation or warranty under any of the Documents, it shall not have any claim or remedy (whether in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Transaction Party or in respect of any untrue statement by any other Transaction Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of any of the Documents.

2.3     BREACH OF DUTY

        Nothing in this Paragraph shall have the effect of limiting or restricting any liability of a Transaction Party arising as a result of any Breach of Duty.

3.      APPLICATION OF COMMON TERMS

3.1     SEPARATE PARTIES

        Where any Transaction Party acts in more than one capacity, the provisions of the Common Terms shall apply to such Person as though it were a separate party in each such capacity.

3.2     INCONSISTENCY

        If a term or provision of any Document (not including a term or provision relating to VAT) is inconsistent with any provision of the Common Terms or any term defined in the Master Definitions Schedule, the term or provision of such Document shall prevail. If a term or provision of any Document relating to VAT is inconsistent with a provision of the Common Terms, the provision of the Common Terms shall prevail.

4.      NOTE TRUSTEE PARTY TO DOCUMENTS

4.1     BETTER PRESERVATION AND ENFORCEMENT OF RIGHTS

        Except where any Document provides otherwise, the Note Trustee has agreed to become a party to the Documents to which it is a party for the better preservation and enforcement of its rights under such Documents and the Security Documents and shall not assume any liabilities or obligations under any Document unless such obligation or liability is expressly assumed by the Note Trustee in such Document.

4.2     NOTE TRUSTEE HAS NO RESPONSIBILITY

        The Note Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Note Trustee has no such responsibility.

5.      CHANGE OF NOTE TRUSTEE

        If there is any change in the identity of the Note Trustee in accordance with the terms of the Note Trust Deed, each of the Transaction Parties shall execute such documents and take such action as the new Note Trustee and the outgoing Note Trustee may reasonably require for the purposes of vesting in the new Note Trustee the benefit of the Documents and the rights, powers and obligations of the Note Trustee under the Documents, and releasing the outgoing Note Trustee from its future obligations under the Documents.

6.      SERVICES NON-EXCLUSIVE

6.1     NON-EXCLUSIVITY

        Subject to the provisions of the Documents, nothing in the Documents shall prevent any Transaction Party from rendering services similar to those provided for in the Documents to other Persons, firms or companies or from carrying on any business similar to or in competition with the business of any of the Transaction Parties.

6.2     EXISTING BUSINESSES

        Nothing in the Documents shall prevent any Transaction Party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under the Documents in the manner contemplated in the Documents.

7.      RESTRICTION ON ENFORCEMENT OF SECURITY AND NON-PETITION

7.1     NO PROCEEDINGS AGAINST THE ISSUING ENTITY

        Each Transaction Party (other than the Issuing Entity) agrees with the Issuing Entity that except as required by the TIA in respect of the
        Noteholders:

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        7.1.1   no Transaction Party (other than the Note Trustee or any
                Receiver) nor any Person acting on behalf of such Transaction Party shall have any right to enforce the Security or to take any proceedings against the Issuing Entity to enforce the Security or to direct the Note Trustee to do so other than as permitted by the Relevant Documents;

        7.1.2 no Transaction Party (other than the Note Trustee or any Receiver) shall have the right to take or join any Person in taking any steps against the Issuing Entity for the purpose of obtaining payment of any amount due from the Issuing Entity to such Transaction Party;

        7.1.3 until the date falling two years and one day after the date on which the Issuing Entity has discharged all of its obligations in relation to the Notes, neither it nor any party on its behalf (other than the Note Trustee or any Receiver) shall initiate or join any Person in initiating an Insolvency Event in relation to the Issuing Entity; and

        7.1.4 it shall not be entitled to take any steps or proceedings which would result in the priority of payments as specified in each relevant Note Trust Deed Supplement (prior to any Enforcement Notice) and in the Conditions (after any Enforcement Notice) not being observed.

7.2     PERMITTED STEPS

        This paragraph 7 shall not prevent any Secured Creditor from taking any steps against the Issuing Entity pursuant to the Documents (other than the Security Documents) so long as such steps do not amount to the initiation or the threat of initiation of an Insolvency Event in respect of the Issuing Entity or the initiation or threat of initiation of legal proceedings for the purpose of obtaining payment of any amount due to such Transaction Party from the Issuing Entity.

8.      NON-PETITION AND LIMITED RECOURSE

        No Noteholder nor any Secured Creditor in respect of any Series may (at any time, whether prior to or after the realisation of the Secured Property):

        (a) institute against, or join any person in instituting against the Issuing Entity any bankruptcy, winding up, re-organisation, arrangement, administration, insolvency, liquidation proceeding or other proceeding under any similar law (but, for the avoidance of doubt, without prejudice to its ability to appoint a Receiver pursuant to the terms of the Note Trust Deed as supplemented by the relevant Note Trust Deed Supplement in relation to such Series) nor shall any of them have any claim in priority in respect of any such sums over or in respect of any assets of the Issuing Entity which comprise Secured Property secured only for any other Series; or

        (b) have any recourse, in respect of any obligation, covenant or agreement of the Issuing Entity, against any shareholder, officer, agent, or director of the Issuing Entity.

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        Each Transaction Party (other than the Issuing Entity) agrees with the
        Issuing Entity that notwithstanding any other provision of any Document, all obligations of the Issuing Entity to such Transaction Party other than any obligations of the Issuing Entity to make any payments in accordance with the Conditions are limited in recourse as set out below:

        (c) the Note Trustee, any Noteholders and the Secured Creditors of any Series will not be entitled to enforce any obligations of the Issuing Entity against any assets of the Issuing Entity other than those comprised in the Security;

        (d) sums payable to such Transaction Party in respect of the Issuing Entity's obligations to such Transaction Party shall be limited to the lesser of (i) the aggregate amount of all sums due and payable to such Transaction Party and (ii) the aggregate amounts received, realised or otherwise recovered by or for the account of the Issuing Entity in respect of the Secured Property whether pursuant to enforcement of the Security or otherwise, net of any sums which are payable by the Issuing Entity in accordance with the priority of payments (as specified in each relevant Note Trust Deed Supplement (prior to any Enforcement Notice) and in the Conditions (after any Enforcement Notice)) in priority to or pari passu with sums payable to such Transaction Party; and

        (e) upon the Note Trustee giving written notice to the relevant Transaction Parties that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realisations in respect of the Secured Property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the relevant Documents, the relevant Transaction Party shall have no further claim against the Issuing Entity in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

9.      PROVISIONS RELATING TO THE SECURITY DOCUMENTS

9.1     ACKNOWLEDGEMENTS BY SECURED CREDITORS

        Each Secured Creditor:

        9.1.1   acknowledges the Security created by the Security Documents;

        9.1.2 undertakes to the Note Trustee not to do anything inconsistent with the Security or the terms of the Security Documents;

        9.1.3   agrees to observe the provisions of the Security Documents;

        9.1.4 acknowledges that the Security is held by the Note Trustee for the benefit of all the Secured Creditors and that any Receiver shall be appointed by the Note Trustee for the benefit of all the Secured Creditors; and

        9.1.5 acknowledges the existence of the rights conferred on the Noteholders by Condition 10 (Events of Default) (relating to the delivery of an Enforcement

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

                Notice) and Condition 14 (Meetings of Noteholders, Modification and Waiver, Substitution and Addition and Enforcement) (relating to Proceedings).

9.2     SECURED CREDITORS AND DOCUMENTS

        Each Secured Creditor shall be bound by, and deemed to have notice of, all of the provisions of the Documents as if they were parties to each Document.

9.3     RESTRICTIONS ON EXERCISE OF SECURITY RIGHTS

        If the Note Trustee, having become bound to do so, fails:

        9.3.1   to deliver an Enforcement Notice; and/or

        9.3.2 to take any steps or proceedings to enforce the Security in accordance with Clause 12 (Enforcement) of the Note Trust Deed,

        within a reasonable time and such failure is continuing, any Noteholder shall be entitled to take any such steps and proceedings as it shall deem necessary or desirable and not involving any breach of paragraph
        7.1 (No proceedings against the Issuing Entity) including steps for the appointment of a successor Note Trustee.

9.4     RECEIPT

        The Note Trustee is hereby authorised to execute on behalf of the Secured Creditors a receipt in respect of all or part only of the Secured Obligations, as may be appropriate from time to time.

9.5     RECOVERIES AFTER ENFORCEMENT

        Except for moneys paid out by the Note Trustee pursuant to and in accordance with Clause 13.1 (Application of moneys) of the Note Trust Deed and Condition 3 (Status, Security and Priority of Payments), all moneys received or recovered by the Secured Creditors and Noteholders in respect of the Secured Obligations after delivery of an Enforcement Notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held on trust for) the Note Trustee.

10.     OBLIGATIONS AS CORPORATE OBLIGATIONS

10.1    NO RECOURSE AGAINST SHAREHOLDERS AND OTHERS

        No Transaction Party shall have any recourse against any director, shareholder, officer, agent, employee or director of a Transaction Party in his capacity as such, by any Proceedings or otherwise, in respect of any obligation, covenant, or agreement of a Transaction Party (acting in any capacity whatsoever) contained in any of the Documents.

10.2    CORPORATE OBLIGATIONS

        It is expressly agreed and understood that each Document is a corporate obligation of each Transaction Party.

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


10.3    NO PERSONAL LIABILITY

        No personal liability shall attach to or be incurred by any shareholder, officer, agent, employee or director of a Transaction Party in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such Transaction Party contained in the Documents or implied from the Documents except where such liability arises by reason of the fraud or wilful misconduct by such shareholder, officer, agent employee or director and any and all such personal liability of every such shareholder, officer, agent, employee or director for breaches by such Transaction Party of any such obligations, covenants or agreements, either at law or by statute or constitution, is hereby expressly waived by the other Transaction Parties as a condition of and consideration for the execution of the Documents.

10.4    NO LIABILITY FOR OBLIGATIONS OF THE ISSUING ENTITY

        The Transaction Parties, other than the Issuing Entity, shall not have any liability for the Obligations and nothing in the Documents shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Transaction Parties in respect of the performance by the Issuing Entity of the Obligations.

11.     VARIATION OF DOCUMENTS

11.1    GENERAL

        Subject to paragraph 11.2 (Permitted exceptions) and paragraph 11.3 (Variation of Documents to comply with Securities Act), the variation of any Document is valid only if it is in writing and signed by or on behalf of each Transaction Party which is a party to such Document and notification is made to the Rating Agencies of such variation.

11.2    PERMITTED EXCEPTIONS

        Paragraph 11.1 (General) is expressly subject to the application of Clause 10.2 (Modifications) of the Note Trust Deed and Condition 14 (Meetings of Noteholders, Modification and Waiver, Substitution and Addition and Enforcement).

11.3    VARIATION OF DOCUMENTS TO COMPLY WITH SECURITIES ACT

        Notwithstanding paragraph 11.1 (General), the parties to any Document shall be entitled to make any modification or amendment to such Document upon receipt of an Opinion of Counsel that such modification or amendment is necessary in order to register any Series of Notes under the Securities Act.

12.     EXERCISE OF RIGHTS AND REMEDIES

12.1    NO WAIVER

        A failure to exercise or delay in exercising a right or remedy provided by any Document or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by any Document or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

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


12.2    RIGHTS AND REMEDIES CUMULATIVE

        Except where any Document specifically provides otherwise, the rights and remedies contained in a Document are cumulative and not exclusive of rights or remedies provided by law.

13.     PARTIAL INVALIDITY

        The invalidity, illegality or unenforceability of a provision of a Document does not affect or impair the continuation in force of the remainder of such Document.

14.     NO PARTNERSHIP

        Except where any Document specifically provides otherwise, no provision of any Document creates a partnership between any of the Transaction Parties or makes a Transaction Party the agent of another Transaction Party for any purpose. Except where any Document provides otherwise, a Transaction Party has no authority or power to bind, to contract in the name of, or to create a liability for another Transaction Party in any way or for any purpose.

15.     CONTINUATION OF OBLIGATIONS

        Except to the extent that they have been performed and except where any Document specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in any Document remain in force after the date on which they were expressed to take effect until the Final Discharge Date.

16.     ASSIGNMENT AND SUBCONTRACTING

16.1    SUCCESSORS

        Each Document shall be binding upon and enure to the benefit of each Transaction Party which is a party to such Document or is otherwise bound by its terms and its or any subsequent successors and assigns.

16.2    ASSIGNMENT

        Except where any Document provides otherwise or with the prior written consent of the Note Trustee, a Transaction Party may not assign or transfer or purport to assign or transfer a right or obligation under any Document to which it is a party.

16.3    BENEFIT

        Each Transaction Party (other than the Note Trustee) is entering into each Document to which it is a party for its benefit and not for the benefit of another Person.

16.4    DELEGATION

        Except where any Document specifically provides otherwise, a Transaction Party may not subcontract or delegate the performance of any of its obligations under a Document.

17.     THIRD PARTY TRANSACTION RIGHTS

        Without prejudice to the rights of the Persons mentioned in Paragraphs 8(b), 10.1 (No recourse against shareholders and others), 10.3 (No personal liability) and 22 (VAT)

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

        hereof and Clauses 2.4 (Note Trust Deed Supplement) and 2.7 (Related Agreements) of the Note Trust Deed, a Person who is not a party to any Document has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of any Document but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.     CONFIDENTIALITY

18.1    CONFIDENTIALITY OF INFORMATION

        Each Transaction Party agrees that prior to the Final Discharge Date and thereafter it shall keep confidential and it shall not disclose to any Person whatsoever, any information relating to the business, finances or other matters of a confidential nature of the Transferor, the MTN Issuing Entity or the Issuing Entity (as the case may be) which it may have obtained as a result of the execution of any Document or of which it may otherwise have become possessed including any information concerning the identity of any Cardholder.

18.2    DISAPPLICATION OF CONFIDENTIALITY PROVISIONS

        The Transaction Parties shall use all reasonable endeavours to prevent any disclosure referred to in paragraph 18.1 (Confidentiality of information) PROVIDED, HOWEVER, THAT the provisions of paragraph 18.1 (Confidentiality of information) shall not apply:

        18.2.1 to the disclosure of any information to any Person who is a Transaction Party insofar as such disclosure is expressly permitted by the relevant Document;

        18.2.2 to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Documents;

        18.2.3 to the disclosure of any information with the consent of the relevant Transaction Parties;

        18.2.4 to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

        18.2.5  to the disclosure of any information:

                (a) in order to obtain the admission of the Notes to the Official List;

                (b) in connection with the admission of the Notes to trading on the Stock Exchange; or

                (c) in relation to the registration of the program and the Notes under the Securities Act or the discharge of reporting obligations under the Exchange Act; or

                (d) which is necessary or desirable to provide to prospective investors in the Notes;

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



        18.2.6 to the disclosure of any information with respect to the tax treatment or tax structure of the transactions contemplated herein, provided that any disclosure shall encompass solely matters relevant to:

                (a) United States federal income taxation to the extent applicable; or

                (b) the tax laws of any state or local jurisdiction within the United States to the extent applicable;

        18.2.7 to the extent that the recipient is required to disclose the same pursuant to any Requirement of Law or any Regulatory Direction;

        18.2.8 to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Documents or, in the case of the Note Trustee, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Documents in each case to such Persons as require to be informed of such information for such purposes;

        18.2.9 to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Document and shall at all times procure compliance with such obligations by such employees;

        18.2.10 to the disclosure of any information to professional advisers including auditors who receive the same under a duty of confidentiality;

        18.2.11 to the disclosure of any information which any Rating Agency may require to be disclosed to it or its professional advisers; or

        18.2.12 to the disclosure of any information which Barclays Bank PLC in its capacity as lead manager of the transactions and each other Series Dealer in the relevant transactions may require to be disclosed to it or its professional advisers.

19.     NOTICES

19.1    COMMUNICATIONS IN WRITING

        Except as specified in any Document, any Notice:

        19.1.1  shall be in writing; and

        19.1.2 shall be delivered personally or sent by first class pre-paid recorded delivery (and first class air mail if overseas) or by fax (provided that such Notice shall forthwith be confirmed by post) to the party due to receive the Notice at its address or fax number and marked for the attention of the Person or Persons set out in Schedule 3 (Notice Details) or to another address or fax number or marked for the attention of another Person or Persons specified by the

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

                receiving party by not less than seven days' written notice to the other Transaction Parties received before the Notice was despatched.

19.2    TIME OF RECEIPT

        Unless there is evidence that it was received earlier, a Notice marked for the attention of the Person specified in accordance with paragraph
        19.1 (Communications in writing) is deemed given:

        19.2.1 if delivered personally, when left at the relevant address referred to in Schedule 3 (Notice Details);

        19.2.2  if sent by post, except air mail, three days after posting it;

        19.2.3  if sent by air mail, seven days after posting it; and

        19.2.4 if sent by fax, 24 hours after completion of its transmission/when confirmation of its transmission has been recorded by the sender's fax machine.

20.     COUNTERPARTS

        Each Document may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.






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                                     PART B
                               PAYMENT PROVISIONS

21.     CALCULATIONS AND PAYMENTS

21.1    BASIS OF ACCRUAL

        Except as otherwise provided in any Document, any interest, commitment commission or fees due from one Transaction Party to another under any Document shall accrue from day to day and shall be calculated on the basis of a year of the number of days equal to the Day Count Fraction (or, in any case where market practice differs, in accordance with market practice).

21.2    CURRENCY INDEMNITY

        If any sum (a "SUM") due from a Paying Transaction Party to a Receiving Transaction Party under any Document or any order, judgement, award or decision given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

        21.2.1 making or filing a claim or proof against the Paying Transaction Party; or

        21.2.2 obtaining or enforcing an order, judgement, award or decision in any court or other tribunal,

        the Paying Transaction Party shall indemnify the Receiving Transaction Party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and
        (b) the rate or rates of exchange available to such Person at the time of receipt of such Sum.

21.3    CURRENCY OF ACCOUNT AND PAYMENT

        Except where specified otherwise, Sterling is the currency of account and payment for each and every sum at any time due from one Transaction Party to another under the Documents, except that each payment in respect of costs and expenses in respect of a Document shall be made in the currency in which the same were incurred.

21.4    PAYMENTS TO THE ISSUING ENTITY

        On each date on which any Document requires an amount to be paid by a Transaction Party to the Issuing Entity, such Transaction Party shall make the relevant amount available to the Issuing Entity by payment to the Issuing Entity Distribution Account for value on the due date no later than the time specified in the relevant Document or, if no time is specified in the relevant Document, by close of banking hours in the place of payment on the due date.

21.5    PAYMENTS TO OTHER TRANSACTION PARTIES

        On each date on which any Document requires an amount to be paid by one Transaction Party to another Transaction Party (other than to the Transferor or to the Issuing Entity), the Paying Transaction Party shall make the relevant amount available

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

        to the Receiving Transaction Party by payment to the account specified in the relevant Document for value on the due date no later than the time specified in the relevant Document or, if no time is specified in the relevant Document, by close of banking hours in the place of payment on the due date.

21.6    NO SET-OFF

        All payments required to be made by any Transaction Party under any Documents except any Swap Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.7    PARTIAL PAYMENTS

        If and whenever a payment is made by any Transaction Party to another under any Document, the Receiving Transaction Party shall, except as otherwise provided in any Document, apply the amount received towards the obligations of the Paying Transaction Party under the relevant Document in the following order:

        21.7.1 first, in or towards payment of any Liabilities which the Receiving Transaction Party is entitled to be paid under the terms of the relevant Document;

        21.7.2 secondly, in or towards payment pro rata of any accrued interest due but unpaid;

        21.7.3 thirdly, in or towards payment pro rata of any principal due but unpaid; and

        21.7.4 fourthly, in or towards payment pro rata of any other sum due but unpaid.

21.8    VARIATION OF PARTIAL PAYMENTS

        The order of payments set out in paragraph 21.7 (Partial payments) shall override any appropriation made by any Obligor but the order set out in the last three sub-paragraphs of paragraph 21.7 (Partial payments) may be varied if the relevant Transaction Parties so agree.

21.9    BUSINESS DAYS

        Except as otherwise provided in any Document any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not).

21.10   RECTIFICATION

        If any amount paid pursuant to a Document (other than by or to the Note Trustee) shall be determined (after consultation in good faith between the Transaction Parties which are parties to the relevant Document) to have been incorrect, the Transaction Parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all relevant Transaction Parties are those which they would have received and retained if no such error had been made.

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


22.     VAT

22.1 Except as otherwise provided in the relevant Document, any sum payable under a Document by one Transaction Party (other than the Issuing Entity or the MTN Issuing Entity) to another is deemed to be exclusive of any VAT chargeable on any supply by the other Transaction Party for which that sum is the consideration (in whole or in part) for VAT purposes.

22.2 Except as otherwise provided in the relevant Document, any sum payable or other consideration provided under a Document by the Issuing Entity or the MTN Issuing Entity is inclusive of any VAT chargeable at any rate on any supply for which that sum is the consideration (in whole or in part) for VAT purposes and section 89 of VATA shall not apply to affect the amount of such sum or other consideration.

22.3    Where:

        22.3.1 any Transaction Party (such Person a "SUPPLIER" for the purposes of this paragraph 22) makes a supply to another Transaction Party (such Person the "RECIPIENT" in relation to that supply for the purposes of this paragraph 22) for VAT purposes pursuant to a Document;

        22.3.2 the sum which is the consideration (in whole or in part) for that supply is deemed to be exclusive of VAT (or would be so deemed if the consideration were in cash); and

        22.3.3 VAT is or becomes chargeable on such supply for which the Supplier is required to account to HM Revenue and Customs,

        the Recipient shall pay to the Supplier an amount equal to that VAT (in addition to any other consideration for such supply), such payment to be made no later than two Business Days before the last day (as notified to the Recipient in writing by the Supplier) on which the Supplier can account to HM Revenue and Customs or the relevant Tax Authority (as the case may be) for such VAT without incurring interest or penalties.

22.4 If, in relation to any supply made pursuant to a Document for VAT purposes which gives rise to a charge imposed by section 8 of the VATA (or equivalent provisions of any other VAT legislation), the Recipient of the supply is the Issuing Entity and:

        22.4.1 the consideration for such supply consists wholly of money, such consideration shall be reduced to such amount as, with the addition thereto of the VAT chargeable in respect of such supply, equals the original amount payable by the Recipient; or

        22.4.2 the consideration for such supply does not consist of, or wholly of, money, the Supplier shall pay to the Recipient an amount equal to the VAT chargeable in respect of such supply, such payment to be made no later than two Business Days before the last day (as notified to the Supplier in writing by the

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
                Recipient) on which the Recipient can account to HM Revenue and Customs for such VAT without incurring interest or penalties.

22.5 Any reference in a Document to any fee, cost, disbursement, expense or liability incurred by any Transaction Party and in respect of which such party is to be reimbursed or indemnified (or which is to be paid or discharged) by any other Person or the amount of which is to be taken into account in any calculation or computation shall, save where the context otherwise requires, include a reference to VAT incurred (including, without limitation, any VAT incurred under section 8 of VATA (or equivalent provisions of any other VAT legislation)) by such Transaction Party in respect of such fee, cost, disbursement, expense or liability, save where the Transaction Party concerned is not the Issuing Entity, MTN Issuing Entity or the Note Trustee, in which case the reference to VAT is only to the extent that such Transaction Party is not entitled to obtain credit or repayment in respect of such VAT from HM Revenue and Customs or any other Tax Authority.

22.6 Any reference herein to a Transaction Party shall (where appropriate) be deemed, with respect to any time when such party is treated as a member of a group for the purposes of sections 43 to 43D of VATA and the Value Added Tax (Groups: eligibility) Order 2004, to include a reference to the representative member of such group.

23.     WITHHOLDING TAXES

23.1    TAX DEDUCTION

        Except as otherwise provided in any Document, each payment made by a Paying Transaction Party to a Receiving Transaction Party under any Document shall be made without any Tax Deduction, unless a Tax Deduction is required by any Requirement of Law.

23.2    NOTIFICATION

        If a Paying Transaction Party becomes aware that it must make a Tax Deduction in respect of any payment under any Document (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the Receiving Transaction Party accordingly.

24.     COSTS

        Except as otherwise provided in a Document, each Transaction Party (other than the Note Trustee and Security Trustee) shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of each Document and of each document referred to in it.


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

                                    PART C
                            GOVERNING LAW PROVISIONS

25.     GOVERNING LAW

        This Agreement and all matters arising from or connected with it shall be governed by English law.

26.     JURISDICTION

26.1    ENGLISH COURTS

        The courts of England have exclusive jurisdiction to settle any Dispute.

26.2    CONVENIENT FORUM

        The parties other than the Note Trustee agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

26.3    JURISDICTION

        Paragraph 26.1 (English courts) is for the benefit of the Note Trustee for the purpose of this paragraph 26 in any Document. As a result each party acknowledges that paragraph 26.1 (English courts) does not prevent the Note Trustee from taking any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Note Trustee may take concurrent Proceedings in any number of jurisdictions.

                                  SCHEDULE 3
                                 NOTICE DETAILS

The address referred to in paragraph 19 (Notices) of the Common Terms is:

(1)     in the case of the Issuing Entity:

        Address:        11 Old Jewry, London EC2R 8DU, United Kingdom

        Fax:            + 44 20 7796 9357

        Attention:      The Directors

(2)     in the case of the MTN Issuing Entity:

        Address:        1 Churchill Place, London E14 5HP, United Kingdom

        Fax:            + 44 20 7773 5539

        Attention:      Matthew Dobson

(3)     in the case of the Note Trustee:

        Address:        40th Floor, One Canada Square, London E14 5AL, United
                        Kingdom

        Fax:            + 44 20 7964 2533

        Attention:      Corporate Trust - ABS/MBS/PF

(4)     in the case of the Principal Paying Agent:

        Address:        40th Floor, One Canada Square, London E14 5AL, United
                        Kingdom

        Fax:            + 44 20 7964 2533

        Attention:      Corporate Trust - ABS/MBS/PF

(5)     in the case of the Custodian:

        Address:        40th Floor, One Canada Square, London E14 5AL, United
                        Kingdom

        Fax:            + 44 20 7964 2533

        Attention:      Corporate Trust - ABS/MBS/PF

(6)     in the case of the Agent Bank:

        Address:        40th Floor, One Canada Square, London E14 5AL, United
                        Kingdom

        Fax:            + 44 20 7964 2533

        Attention:      Corporate Trust - ABS/MBS/PF

(7)     in the case of the Exchange Agent:

        Address:        40th Floor, One Canada Square, London E14 5AL, United
                        Kingdom

        Fax:            + 44 20 7964 2533

        Attention:      Corporate Trust - ABS/MBS/PF

(8)     in the case of the Registrar:

        Address:        101 Barclay Street, Floor 21W, New York, NY 10286,
                        United States

        Fax:            + 1 212 815 5802/3

        Attention:      Corporate Trust Administration - ABS/MBS/PF

(9)     in the case of the U.S. Paying Agent:

        Address:        101 Barclay Street, Floor 21W, New York, NY 10286,
                        United States

        Fax:            + 1 212 815 5802/3

        Attention:      Corporate Trust Administration - ABS/MBS/PF

(10)    in the case of the Swap Counterparty:

        Address:        5 The North Colonnade, Canary Wharf, London E14 4BB

        Fax:            + 44 (0)20 7773 4932

        Email:          BGSOperations@barcap.com

        Attention:      Derivatives Director, Legal Division (marked urgent)

(11)    in the case of the Issuing Entity Account Bank:

        Address:        1 Churchill Place, London E14 5HP, United Kingdom

        Fax:            + 44 20 7773 5539

        Attention:      Stuart Aiken

(12)    in the case of the Issuing Entity Bank Account Operator:

        Address:        1 Churchill Place, London E14 5HP, United Kingdom

        Fax:            + 44 20 7773 5539

        Attention:      Stuart Aiken

                                   SCHEDULE 4
                ISSUING ENTITY'S REPRESENTATIONS AND WARRANTIES

                                    PART A
                    CORPORATE REPRESENTATIONS AND WARRANTIES

1.      MANAGEMENT AND ADMINISTRATION

        The Issuing Entity represents and warrants that its management, the places of residence of each of its directors, the place at which its meetings of the board of directors are held and the place from which its interests are administered are all situated in England.

2.      NO SUBSIDIARIES, EMPLOYEES OR PREMISES

        The Issuing Entity represents and warrants that it has no branch office in any jurisdiction (other than in England), no subsidiaries and no employees.

                                    PART B
                    DOCUMENT REPRESENTATIONS AND WARRANTIES

3.      CORPORATE POWER

        The Issuing Entity has the requisite power and authority to:

        (a)     enter into each Relevant Document; and

        (b) create and issue the Notes and the Security, and to undertake and perform the obligations expressed to be assumed by it therein.

4.      AUTHORISATION

        All acts, conditions and things required to be done, fulfilled and performed in order:

        (a) to enable the Issuing Entity lawfully to issue, distribute and perform the terms of the Notes and distribute the Base Prospectuses and Prospectus Supplements/Final Terms in accordance with the selling restrictions set out in Schedule 1 (Selling Restrictions) of the Programme Dealer Agreement;

        (b) to enable the Issuing Entity lawfully to enter into each Relevant Document;

        (c) (subject to the Reservations) to enable the Issuing Entity lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Relevant Documents;

        (d) to ensure that the obligations expressed to be assumed by it in the Notes and the Relevant Documents are legal, valid, binding and enforceable against it; and

        (e) to make the Notes and the Relevant Documents admissible in evidence in the Issuing Entity Jurisdiction,

        have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and so far as the Issuing Entity is aware no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

5.      EXECUTION

        The Relevant Documents have been duly executed by the Issuing Entity.

6.      NO BREACH OF LAW OR CONTRACT

        The entry by the Issuing Entity into and the execution (and, where appropriate, delivery) of the Relevant Documents and the performance by the Issuing Entity of its obligations under the Relevant Documents do not and will not conflict with or constitute a breach or infringement by the Issuing Entity of:

        (a)     the Issuing Entity's memorandum and articles of association;

        (b) any Requirement of Law or any Regulatory Direction in force as at the date of this Agreement; or

        (c) any agreement, indenture, contract, mortgage, deed or other instrument to which the Issuing Entity is a party or which is binding on it or any of its assets.

7.      VALID AND BINDING OBLIGATIONS

        The obligations expressed to be assumed by the Issuing Entity under the Relevant Documents (other than the Notes) are legal and valid obligations, binding on it and enforceable against it in accordance with their terms, except:

        (a)     as detailed in the Reservations;

        (b) as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

        (c) as such enforceability may be limited by the effect of general principles of equity; and

        (d)     obligations relating to stamp duties may be void by virtue of
                Section 117 of the Stamp Act 1891.

                                  SCHEDULE 5
                            ISSUING ENTITY COVENANTS

The Issuing Entity, in respect of each Series, hereby covenants with the Note Trustee that, until (i) no further sums are outstanding in respect of any Secured Obligation of the Issuing Entity; (ii) the Issuing Entity has fulfilled and discharged all of the Secured Obligations in respect of each Series; and
(iii) this Issuing Entity Master Framework Agreement is terminated as between the Issuing Entity and all the other parties, it shall in relation to its respective obligations under any Series:

(a) Conduct: at all times carry on and conduct its affairs in a proper and efficient manner and for the purposes of UK GAAP, not engage in any activities other than Permitted Activities and those provided for or contemplated by the Documents;

(b) Information: so far as permitted by law, at all times give to the Note Trustee and procure that there is given to it such certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require in relation to the performance of its functions under the Documents;

(c) Auditors' reports: cause to be prepared and certified by the Auditors in respect of each financial year, accounts in such form as will comply with accounting principles generally accepted in the United Kingdom and with the requirements of the UKLA;

(d) Guarantee: not, without the prior written consent of the Note Trustee, give any guarantee or indemnity (other than as contemplated by the Documents and the Articles of Association of the Issuing Entity);

(e) No branch or employees: not at any time maintain any permanent establishment, branch, office or agency anywhere other than in the United Kingdom and have any employees;

(f) Centre of main interests: maintain its "centre of main interests", as that term is used in Article 3(i) of the EU Regulation on Insolvency Proceedings No. 1346/2000, in England;

(g) Books of accounts: at all times keep proper books of account and allow the Note Trustee and any Person appointed by it, to whom the Issuing Entity has no reasonable objection, access to the books of account of the Issuing Entity at all reasonable times during normal business hours and to discuss the same with a nominated officer of the Issuing Entity and in the event that audited financial accounts of the Issuing Entity are produced, to provide a copy thereof to the Note Trustee in relation to each Series;

(h) Notification of Event of Default: give notice in writing to the Note Trustee and the Noteholders in respect of such Series forthwith upon becoming aware of the occurrence of an Event of Default or Potential Event of Default in relation to such Series and without waiting for the Note Trustee to take any action;

(i) Certificate of compliance: provide to the Note Trustee within 10 days of any request by the Note Trustee and in any event not later than 180 days after the end of its financial year, a certificate, signed by a director of the Issuing Entity certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "CERTIFIED DATE") the Issuing Entity has complied with its obligations under the Note Trust Deed (or, if such is not the case, giving details of the circumstances of such non compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of the Note Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuing Entity's ability to perform its obligations under the Note Trust Deed or (if such is not the case) specifying the same;

(j) Further acts: at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Note Trustee to give effect to the Conditions and to these presents and each of the other Documents;

(k) Tax jurisdiction: maintain its residence in the United Kingdom for the purposes of United Kingdom taxation;

(l) Tax: at all times use reasonable efforts to minimise taxes and any other costs arising in connection with its activities;

(m) Listing and admission to trading: use all reasonable endeavours to obtain and maintain the listing of the Notes of each Series on the Official List and to obtain and maintain the admission to trading on the Regulated Market of the London Stock Exchange (including compliance with the continuing obligations applicable to the Issuing Entity by virtue of the admission of the Notes to the Official List or the admission to trading on the Regulated Market of the London Stock Exchange) or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a listing (within the meaning of section 1005 of the Income Tax Act 2007) of the Notes on such other stock exchange or exchanges or securities market or markets which is a recognised stock exchange for the purposes of section 987 of the Income Tax Act 2007 as the Issuing Entity may (with the prior written approval of the Note Trustee) decide, and shall also use all reasonable endeavours to procure that there will at all times be furnished to the London Stock Exchange or to any other such stock exchange or securities market such information as the London Stock Exchange, the UKLA or, as the case may be, any other such stock exchange or securities market may require to be furnished in accordance with its requirements and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental to the Note Trust Deed to effect such consequential amendments to the Note Trust Deed as the Note Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(n) Notice to Noteholders: obtain the prior written approval of the Note Trustee to, and promptly give to the Note Trustee, or ensure that the Note Trustee receives, two copies of, the form of every notice given to the Noteholders in accordance with the Condition 15 (Notices), such approval, unless so expressed, shall not constitute approval for any other purposes (including approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

(o) Ascertainment of outstanding amounts of the Notes: in order to enable the Note Trustee to ascertain the number and amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" contained in the Master Definitions Schedule, deliver to the Note Trustee forthwith upon being so requested in writing by the Note Trustee a certificate in writing signed by a Director of the Issuing Entity setting out the total number and the principal amount of the Notes which:

        (a) up to and including the date of such certificate have been redeemed by the Issuing Entity and cancelled; and

        (b) are at the date of such certificate beneficially held by or for the account of the Issuing Entity;

(p) Compliance: at all times comply with and perform all its obligations under these presents, the Conditions and under the Documents and use all reasonable endeavours to procure that the other parties thereto, other than the Note Trustee (or any Person which is the Note Trustee acting in another capacity), comply with and perform all their respective obligations thereunder and not make any amendment or modification thereto or agree to waive or authorise any breach thereof without the prior written approval of the Note Trustee;

(q) Applicable laws: ensure that each Series and all other transactions to be effected under the Documents shall at the time when they are entered into comply with all applicable laws and regulations of any governmental or other regulatory authority of the United Kingdom and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect and copies thereof are supplied promptly to the Note Trustee;

(r) Modifications to Documents: unless specified otherwise in the relevant Note Trust Deed Supplement, not make or consent to any material amendment, variation or termination to any Document in respect of any Series or any Secured Property in respect of such Series (including for the avoidance of doubt each programme agreement) without the prior written consent of the Note Trustee (in its capacity as trustee);

(s) Medium Term Note Certificates: provide such information to the Note Trustee as it shall require regarding the Medium Term Note Certificates;

(t) Notice of Security: promptly after the date hereof join with the Note Trustee in giving notice to each relevant Person of the Security granted to the Note Trustee and procure that each such Person acknowledges the same. In addition to the foregoing, the Issuing Entity shall from time to time deliver, and assist the Note Trustee in delivering, any other notices in relation to any Security as the Note Trustee may reasonably request;

(u) Perfection: forthwith upon execution of any further instruments or documents pursuant to any Note Trust Deed Supplement creating or purporting to create or to perfect or to protect any security interest by Issuing Entity, register in any jurisdiction where such registration may be required, details of such instrument or document;

(v) Authorised Signatories: upon the execution of this Issuing Entity Master Framework Agreement and thereafter forthwith upon any change of the same, deliver to the Note Trustee a list of the Authorised Signatories of the Issuing Entity, together with certified specimen signatures of the same;

(w)     Bank accounts: to maintain all relevant bank accounts in the United
        Kingdom;

(x) Stamp Duty: pay any stamp, issue, documentary or other similar taxes and duties (if any), including interest and penalties, payable in the United Kingdom in respect of the creation, issue and offering of the Notes and the execution or delivery of the Note Trust Deed. The Issuing Entity will also indemnify the Note Trustee, the Noteholders from and against all stamp, issue, documentary or other similar taxes (excluding, for the avoidance of doubt, VAT) paid by any of them in any such jurisdiction in connection with any action taken by or on behalf of the Note Trustee or, as the case may be, the Noteholders to enforce the Issuing Entity's obligations under the Note Trust Deed and the Notes;

(y) Board meetings, management and administration: shall (i) hold all meetings of the board of directors of the Issuing Entity in the United Kingdom, (ii) not hold any such meeting outside the United Kingdom,
        (iii) procure that its central management and control, the places of residence of the majority of its directors and the place where its interests are administered on a regular basis will, at all times, remain situated in the United Kingdom and (iv) only hold board meetings when the United Kingdom resident directors present at the board meeting in the United Kingdom are in the majority at such board meeting;

(z) Information Regarding Noteholders: shall furnish or cause to be furnished to the Note Trustee at such times as the Note Trustee may request in writing, all information in the possession or control of the Issuing Entity or the Registrar, as to the names and addresses of the Noteholders, and requiring the Note Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in such capacity;

(aa) Officer's certificates and Opinions of Counsel; statements to be contained therein: so long as any of the Notes are outstanding and to the extent that any such Notes have been registered under the Securities Act, upon any application, demand or request by the Issuing Entity to the Note Trustee to take any action under any of the provisions of the Note Trust Deed (other than the issuance of Notes) or upon request of the Note Trustee, the Issuing Entity shall furnish to the Note Trustee an Officer's Certificate and Opinion of Counsel complying with the provisions of Section 314(e) of the TIA.

        Each certificate or opinion provided for in the Note Trust Deed and delivered to the Note Trustee with respect to compliance with a condition or covenant provided for in the Note Trust Deed shall include the items required by Section 314(e) of the TIA;

(bb) SEC reports: so long as any of the Notes are outstanding and to the extent that it is required to do so under Section 13 or 15(d) of the Exchange Act, file with the Note Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuing Entity is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files them with the SEC. The Issuing Entity also shall comply with the other provisions of Section 314(a) of the TIA; and

(cc) Rule 144A information: for so long as any Rule 144A Notes are outstanding, the Issuing Entity will, during the period in which the Issuing Entity is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder of Rule 144A Notes, or to any prospective purchaser of Rule 144A Notes designated by such Holder, upon request, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

EXECUTED by the parties as a deed

Issuing Entity
Executed as a deed by                     )
GRACECHURCH CARD                          )
PROGRAMME FUNDING LIMITED                 )
acting by a duly authorised signatory     )



MTN Issuing Entity
Executed as a deed by                     )
BARCLAYCARD FUNDING PLC                   )
acting through two directors or           )
a director and the secretary              )



Note Trustee
Executed as a deed                        )
for and on behalf of                      )
THE BANK OF NEW YORK                      )
by                                        )

                                                 ------------------------------
                                                 Authorised Signatory



Principal Paying Agent, Agent Bank and Exchange Agent
Executed as a deed                        )
for and on behalf of                      )
THE BANK OF NEW YORK                      )
by                                        )

                                                 ------------------------------
                                                 Authorised Signatory



Registrar and U.S. Paying Agent
Executed as a deed                        )
for and on behalf of                      )
THE BANK OF NEW YORK                      )
by                                        )

                                                 ------------------------------
                                                 Authorised Signatory

Swap Counterparty
Executed as a deed by                     )
BARCLAYS BANK PLC                         )
by a duly authorised attorney             )

In the presence of:

Signature:

Print name:

Address:

Occupation:



Issuing Entity Account Bank and Issuing Entity Bank Account Operator
Executed as a deed by                     )
BARCLAYS BANK PLC                         )
by a duly authorised attorney             )

In the presence of:

Signature:

Print name:

Address:

Occupation: